Exhibit 1.1

English Version for Reference Purposes Only

Translation

BY-LAWS

CHAPTER I

CORPORATE NAME, DOMICILE, DURATION, CORPORATE PURPOSE AND NATIONALITY

ARTICLE FIRST.- The company shall be named “GRUPO TELEVISA”, a corporate name which must always be followed by the words “SOCIEDAD ANÓNIMA BURSÁTIL” (Limited Liability Stock Corporation) or by its abbreviation “S.A.B.”.

ARTICLE SECOND.-  The corporate domicile of the company shall be MEXICO CITY, FEDERAL DISTRICT, but it may establish agencies and branches anywhere within the Mexican Republic or abroad and agree upon conventional domiciles, without it being understood as having changed the corporate domicile.

ARTICLE THIRD.- The duration of the company shall be NINETY-NINE years starting from the execution date hereof.

ARTICLE FOURTH.-  The purpose of the Company is to:

I. Promote, incorporate, establish, organize, manage, take an interest in the capital and equity of all kinds of corporations, civil partnerships, associations or industrial, commercial or services companies, or of another kind, either national and foreign, as well as to participate in their management or winding up.

II. Purchase, sell, lease, exchange, encumber, manage with all kinds of real estate and safeguard of income-producing assets or the collection of credits and their interest.

III. Perform all kind of acts and enter into all kind of contracts and agreements allowed by the Mexican law, both with individuals and legal entities of private or public nature, including all kind of trusts, and to obtain therefrom concessions, licenses, permits and authorizations directly or indirectly related to its corporate purpose.

Only for purposes of carrying out the activities described above, the Company may carry out the following:

a) The acquisition, negotiation, safeguard and disposal of any title, shares, bonds, debentures, rights, assets, currencies, financial instruments, negotiable instruments, securities and equity interests of limited companies, civil partnerships or associations of any kind, both national and foreign, including the granting or receipt of the guarantees related to the aforementioned activities.

b) To take out or grant loans, granting or receiving the corresponding guarantees, issue debentures with or without a specific guarantee, to accept, draw, endorse and guarantee all kinds of negotiable instruments and grant bonds or guarantees of any kind with respect to the obligations undertaken by the Company or of the issued certificates accepted by third parties.

c) To receive all kinds of specialized services or technical, administrative, audit, financial, accounting, legal, oversight, organization, marketing, research, development, engineering, cleaning, safety, maintenance counseling and, in general, any kind of services not related to the industrial or commercial activities of this Company, whether of the Mexican Republic or abroad.

English Translation

d) To produce, obtain, acquire, use, exploit, transfer, register or dispose of all kinds of patents, trademarks or trade names, franchises or industrial property rights, either in Mexico or abroad.

e) To produce, use and exploit works which may be protected under copyrights and related rights, as well as to acquire, exploit and transfer the title thereon or carry out acts at law related to the foregoing.

f) To lease, sublease, take and grant in bailment, use, possess, acquire, purchase, sell, build, repair, dispose of and operate, under any legal title, all kinds of equipment, warehouses, storehouses, plants, offices, rooms, premises and other establishments necessary or convenient for the attainment of the Company’s purposes, including the acquisition and disposal of movable and immovable property and rights in rem which are deemed and considered essential and allowed by the law.

g) To represent individuals or legal entities, national or foreign, both in the United Mexican States and abroad which are directly related to the Company’s activities and act as representative, agent, intermediary, mediator, agent, consignee, agent or commission agent thereof.

h) To take out all kinds of financing or loans, with or without specific guarantee, to grant loans to limited companies or civil partnerships in which the Company has an interest or business relationships and issue debentures and commercial paper, to accept, draw, endorse or guarantee all kinds of negotiable instruments and grant bonds or guarantees of any kind with respect to the obligations undertaken or the certificates issued or accepted by third parties, with which the Company has business relationships.

i) To grant all kinds of guarantees with respect to debentures or negotiable instruments at the expense of companies in which the Company has an interest, as well as of other companies or people with which the Company has a business relationship.

j) In general, to carry out or enter into all kinds of acts, agreements and related, ancillary or supplementary transactions which are necessary or convenient for the attainment of the aforementioned purposes.

ARTICLE FIFTH.- The capital stock will be represented by Series “A”, “B”, “D” and “L” shares, in accordance with the provisions set forth in Article Six of these By-laws.

Series “A”, “B” and “D” shares may only be acquired by:

ONE. Individuals of Mexican nationality;

TWO. Mexican companies whose articles of association or By-laws contain a foreigner exclusion clause, whereby only Mexican individuals and Mexican companies whose articles of incorporation, in turn, contain a foreigner exclusion clause may be shareholders;

THREE Mexican credit institutions, guarantee institutions, insurance institutions, financial leasing companies, financial factoring companies, credit unions and Mexican investment companies, all of which must have a foreigner exclusion clause in their by-laws;

FOUR. Credit institutions, acting as trustees in trusts for funds or stock assignment/allotment and acquisition plans and retirement plans for Mexican employees, executives and workers; and

FIVE. Credit institutions, acting as trustees according to the Foreign Investment Law (Ley de Inversion Extranjera) and the Regulations of the Foreign Investment Law (Reglamento de la Ley de Inversion Extranjera) and the National Foreign Investments Registry (Registro Nacional de Inversiones Extranjeras).

English Translation

The Company shall not admit, directly or indirectly, as shareholders those holding Series “A”, Series “B” or Series “D” shares, foreign investors nor companies with a foreigner admission clause. Should such investors or companies acquire Series “A”, Series “B” or Series “D” shares, the Company will not grant them any shareholders’ rights whatsoever. The foregoing, in the understanding, however, that such investors and corporations may hold ordinary participation certificates issued based on the Company’s shares, regardless of the series represented by such shares, provided that the trust to which such shares are affected is considered and has been authorized as a neutral investment in accordance with the applicable law.

Series “L” shares shall be considered neutral investment shares and may be acquired by Mexican investors and by foreign individuals or corporations and economic units, or by the persons or entities included in sections II and III of article Second of the Foreign Investment Law. The “L” Series shares will not be computed for the purpose of determining the amount and proportion of the foreign investors’ participation in the capital stock, according to the applicable legal provisions.

In the event that any present or future foreigner, directly or indirectly, acquires Series “L” shares, by the mere fact of the acquisition thereof, formally undertakes, before the Ministry of Foreign Affairs, to consider itself a national with respect to the Series “L” shares that it acquires or of which it is the holder, as well as the assets, rights, concessions, participations or interests which are owned by the Company, or else with respect to the rights and obligations resulting from the agreement with respect to which the Company is a party with Mexican authorities, and to refrain from invoking the protection of its Government, under penalty, otherwise, of forfeiting to the acquired shares in favor of the Nation.

Holders of ordinary participation certificates issued based on Series “A”, “B”, “D” and “L” shares of the Company, who are foreign nationals or Mexican companies with a foreigner admission clause, may only and exclusively exercise the corporate rights associated with the Series “L” shares, which may not confer upon their holders, in any case, the right to appoint more than two members of the Company’s Board of Directors.

Under no circumstances shall foreign governments or states be admitted as shareholders of the Company.

Control over the Company, at no time and under no circumstances, may be held, individually or jointly, de jure or de facto, by foreign individuals, legal entities of a nationality other than Mexican and/or Mexican companies with a majority of foreign capital. For purposes of this paragraph, “control” shall have the meaning provided in Section Two of Article Nine hereof.

ARTICLE SIXTH.- Capital stock is fixed.

The subscribed and paid-in capital stock is $2,366,460,665.59648 M.N. (two thousand three hundred sixty-six million four hundred sixty thousand six hundred sixty-five pesos 59648/100000 (fifty-nine thousand six hundred forty-eight diagonal one zero zero zero zero zero), NATIONAL CURRENCY), represented by 343,839,298,257 (three hundred forty-three thousand eight hundred thirty-nine million two hundred ninety-eight thousand two hundred fifty-seven) nominative shares, without par value, which will be divided into four series of shares, as follows:

i) Series “A” comprised by up to 119,301,613,375 (one hundred nineteen thousand three hundred one million six hundred thirteen thousand three hundred seventy-five) ordinary shares;

ii) Series “B” comprised by up to 55,487,207,692 (fifty-five thousand four hundred eighty-seven million two hundred seven thousand six hundred ninety-two) ordinary shares;

iii) Series “D” comprised by up to 84,525,238,595 (eighty-four thousand five hundred twenty-five million two hundred thirty-eight thousand five hundred ninety-five) shares with limited voting rights and preferential dividends, issued in accordance with Article One Hundred and Thirteen of the Mexican Companies Law (Ley General de Sociedades Mercantiles); and

English Translation

iv) Series “L” comprised by up to 84,525,238,595 (eighty-four thousand five hundred twenty-five million two hundred thirty-eight thousand five hundred ninety-five) voting shares and other restricted corporate rights.

Series “A” and Series “B” will be comprised of ordinary shares, with full voting rights that will, at all times, represent 100% (one hundred percent) of the total ordinary shares. The sum of the Series “A” and Series “B” shares will represent, at least, 50% (fifty percent) plus one share of the Company’s capital stock and, therefore, at no time and under no circumstances, will the total number of ordinary shares be equal to, or less than, the sum of the Series “D” and “L” shares.

Series “D” will be comprised of shares with limited voting rights and preferred dividends issued pursuant to article one hundred and thirteen of the Mexican Companies Law, which will never represent, in addition to the Series “L” shares, a number equal to or greater than the total number of outstanding ordinary shares.

Series “L” will be comprised of restricted voting shares and with the limitation of other corporate rights, which will never represent, in addition to Series “D” shares, a number equal to or greater than the total number of outstanding ordinary shares.

The Company may entrust shares representing its capital stock and/or ordinary participation certificates, with credit institutions, in order to establish option plans in order to purchase or subscribe such securities, for the benefit of its executives and employees or for the benefit of the executives and employees of its subsidiaries, or of persons rendering services to the Company, its subsidiaries or to the companies in which it participates.

The Company may issue unsubscribed shares, which will be kept in the Company’s treasury for delivery as long as they are subscribed and paid for.

Likewise, the Company may issue unsubscribed shares for their placement among the investing public, pursuant to the terms and provided that the conditions established for such purpose by Article 53 (fifty-three) of the Securities Market Law (Ley del Mercado de Valores) and other applicable legal provisions are met, including the obtainment of the public offering authorization from the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores). The preemptive subscription right referred to in Article 132 (one hundred and thirty-two) of the Mexican Companies Law and Article Eleventh of these By-laws shall not be applicable in case of capital increases through public offerings.

ARTICLE SEVENTH.- Within their corresponding Series, each share shall grant equal rights and obligations to its holders.

Each Series “A” and Series “B” common share shall confer the right to 1 (one) vote at Shareholders Meetings.

I. The holders of Series “A” shares shall have the right to appoint and remove eleven proprietary members of the Board of Directors and their corresponding alternates, as well as the Chairman of the Board of Directors, to appoint or ratify the appointment of the Company’s Chairman or Chief Executive Officer and the Secretary and Alternate Secretaries of the Board of Directors, pursuant to the provisions set forth in Article Twenty-Second of these By-laws. Holders of Series “A” shares shall have all the ordinary patrimonial or pecuniary rights conferred by law and by these By-laws, including, without limitation, profit sharing and the preferential right to subscribe for such series’ new issued shares, in the proportion corresponding to them within the series itself.

II. The holders of Series “B” shares shall have the right to appoint and remove five proprietary members of the Board of Directors and their corresponding alternates, pursuant to the provisions set forth in Article Twenty-Second of these By-laws. Holders of Series “B” shares shall have all the ordinary patrimonial or pecuniary rights conferred by law and by these By-laws, including, without limitation, profit sharing and the preemptive right to subscribe for such series’ new issued shares, in the proportion corresponding to them within the series itself.

English Translation

III. Series “D” shares shall confer upon their holders their voting right, at the rate of one vote per share, in accordance with article one hundred and thirteen of the Mexican Companies Law, that is, when shareholders are summoned to hear any of the matters referred to in sections I, II, IV, V, VI and VII of article one hundred and eighty-two of the Mexican Companies Law and shall be entitled to the privileges set forth in such article. Consequently, Series “D” shares confer upon their holders their voting right, at the rate of one vote per share, when the General Extraordinary Shareholders Meeting meets to discuss any of the following matters:

1 (one). Extension of the Company’s duration.

2 (two). Company’s early dissolution.

3 (three). Change in the Company’s corporate purpose.

4 (four). Change in the Company’s nationality.

5 (five). Company’s transformation; and

6 (six). Merger with another Company.

The holders of Series “D” shares, by resolution adopted by a Special Meeting called for such purpose, shall have the right to appoint and remove two proprietary members of the Board of Directors and their corresponding alternates, through the favorable vote of at least fifty percent of the holders of the outstanding Series “D” shares and whose resolution shall be notified to the General Ordinary Shareholders Meeting, through the person whom may have acted as secretary at the corresponding Special Meeting. The Proprietary and Alternate Directors whom are appointed by the holders of Series “D” shares, must comply with the requirements referred to in Article Twenty-First hereof. Except as provided in Article Twenty-Seventh of these By-laws, the removal of the Directors appointed by the holders of Series “D” shares shall be resolved at a Special Meeting and subsequently notified to the General Ordinary Shareholders Meeting in the same manner as the appointments.

In addition, the holders of the Series “D” shares will have the voting right, with respect to the cancellation of the registration of the Company’s Series “D” shares or with respect to other securities issued with respect of such shares before the National Securities Registry (Registro Nacional de Valores) and in other national or foreign stock exchanges in which they are inscribed or registered.

Holders of Series “D” shares will have the preferential right to subscribe such series’ new issued shares, in the proportion corresponding to them within the series itself.

The holders of Series “D” shares shall also be entitled to the payment of dividends referred to in articles sixteen fraction I, one hundred and twelve and one hundred and seventeen of the Mexican Companies Law, on the same terms as the other Company’s shareholders, after deduction of the minimum preferential dividend that has been covered as per the second paragraph of article one hundred and thirteen of the Mexican Companies Law, in accordance with the following:

a. According with article one hundred and thirteen of the Mexican Companies Law, no dividends may be assigned to the holders of ordinary shares without first paying those of Series “D” with a limited vote an annual dividend consisting of 0.00034177575 (zero point zero zero zero three four one seven seven five seven five) pesos, National Currency, per share, equivalent to five percent over the theoretical value of the Series “D” shares which amounts to 0.00683551495 (zero point zero zero six eight three five five one four nine five) pesos, National Currency, per share. When dividends are not declared in any fiscal year or are less than five percent, they shall be covered within the following years in accordance with the aforementioned priority.

b. Once the dividend provided for in paragraph a. above has been paid, if the General Shareholders Meeting declares the payment of additional dividends, the holders of Series “A”, “B” and “L” shares shall receive the same dividend amount which may have been received by the holders of Series “D” shares according to paragraph a. above, in order for all shareholders to receive the same dividend amount.

English Translation

c. If the Company pays additional dividends, holders of all Series “A”, “B”, “D” and “L” shares will receive, per share, the same dividend amount, so that each Series “D” share will receive additional dividends in the same form and amount as each of the Series “A”, “B” or “L” shares.

IV. Holders of Series “L” shares with restricted voting rights and with the limitation on other corporate rights will be entitled to attend and vote at the rate of one vote per share, solely and exclusively at such Series’ Special Meetings and at the Extraordinary Shareholders Meetings that meet to discuss the following matters: (i) Company’s transformation; (ii) Merger with another company or companies, whenever the Company is merged; and (iii) Cancellation of the Company’s registration of Series “L” shares or other securities issued in respect of such shares before the National Securities Registry. The holders of Series “L” shares, by resolution adopted by a Special Meeting called for such purpose, shall be entitled to appoint and remove two proprietary members of the Board of Directors and their corresponding alternates, which shall be done by the favorable vote of at least fifty percent of the holders of the outstanding Series “L” shares, and whose resolution shall be notified to the General Ordinary Shareholders Meeting, through the person whom acted as secretary at the corresponding Special Meeting. The Proprietary and Alternate Directors appointed by the holders of Series “L” shares, if any, must comply with the requirements referred to in Article Twenty-First hereof. Except as provided in Article Twenty-Seventh of these By-laws, the removal of the Directors appointed by the holders of Series “L” shares shall be resolved at a Special Meeting and subsequently notified to the General Ordinary Shareholders Meeting in the same manner as the appointments. The holders of Series “L” shares will have the same patrimonial or pecuniary rights as the holders of the Series “A” and Series “B” ordinary shares, including the participation in profits and the preferential right to subscribe the new shares issued from that Series “L”, in the proportion corresponding to them within the Series “L” itself.

ARTICLE EIGHTH.- The Company may acquire shares representing its capital stock or credit instruments representing such shares, without the prohibition referred to in the first paragraph of Article 134 (one hundred and thirty-four) of the Mexican Companies Law being applicable.

The acquisition of own shares shall be carried out in accordance with the provisions set forth in article 56 (fifty-six) of the Securities Market Law and other provisions in force at the time of the transaction, including those issued by the National Banking and Securities Commission.

ARTICLE NINTH.- First Section. The Company shall keep a share registry, in accordance with articles one hundred and twenty-eight and one hundred and twenty-nine of the Mexican Companies Law, either directly or in accordance with article 57 (fifty-seven), fraction IV, section b) of the Securities Market Law, which may be in charge of the Secretary of the Company’s Board of Directors; of an institution for the deposit of securities, of a credit institution or of the person indicated by the Board of Directors to act in the name and on behalf of the Company as Registrar agent.

For a term that will expire precisely on December tenth of the year two thousand eight, the Company’s shares will necessarily be documented in titles that unite one or more Series “A” shares, Series “B” shares, Series “D” shares, Series “L” shares and, if applicable, such other series as the shareholders meeting may determine. In this way, as soon as the shares representing the capital stock are organized by means of these securities, the Company will register, for such term, in its share registry, only the “A”, “B”, “D”, “L” shares and, if applicable, the other series in question, in the form of these securities and only at the end of such term, the Company will be able to acknowledge and register the shares corresponding to the different series independently. The securities referred to in this paragraph shall be entrust for the purpose of having the trustee issue ordinary certificates of participation listed on the securities markets.

The provisions provided in the precedent paragraph shall not be applicable (i) with respect to Series “A” shares or any other series held by the person holding the majority of Series “A” shares and permanent shareholder of the Company or any of its beneficiaries, successors or assigns or to credit institutions acting as trustees on behalf of any of them and (ii) with respect to Series “A” shares or any other series which, as the case may be, are contributed or affected in favor of credit institutions acting as trustees in trusts constituted for the purpose of establishing plans for the benefit of employees and executives of the Company or its subsidiaries, or for the benefit of persons rendering services to the Company, its subsidiaries or the companies in which these participate, same which, by virtue thereof, may hold shares of these series independently in the such trusts’ trust estate.

English Translation

The stock registry shall remain closed during the periods from the fifth business day prior to the holding of any Shareholders Meeting, up to and including the date in which such Meeting is held. No entry shall be made into the Registry during such periods.

However, the Board of Directors or the Executive Committee, indistinctly, may order that such registry be closed, when they deem it convenient, with greater anticipation, provided that it is so specified in the call and that such call is published at least ten days in advance to the closing of said registry. Likewise, the Board of Directors or the Executive Committee may cancel any registrations made in the registry in the event of non-compliance with respect to the provisions set forth in Section Second hereof.

The Company shall consider as legitimate holders those holders whom are registered as such within the share registry itself, considering the provisions set forth in article seventy-eight of the Securities Market Law, the latter, subject to the provisions set forth in Section Second hereof.

Section Second. (A) Any Person (as defined below) who individually or jointly with a Related Person (as defined below), intends to acquire ordinary Shares (as defined below) or rights in ordinary Shares, by any means or title, directly or indirectly, either in an act or in a succession of acts with no time limit between them, the consequence of which is that its shareholding individually or jointly with the Shares a Related Person acquires, has acquired or intends to acquire or its ownership of rights over ordinary Shares, individually or jointly with the rights over Shares a Related Person acquires, has acquired or intends to acquire, directly or indirectly, is equal to or greater than 10% (ten percent) of the total ordinary Shares; (B) any Person whom, individually or jointly with a Related Person, intends to acquire ordinary Shares or rights over ordinary Shares, by any means or title, directly or indirectly, either through  one act or in a succession of acts with no time limit between them, representing individually or jointly with the Shares a Related Person acquires, has acquired or intends to acquire, 10% (ten percent) or more of the total of the ordinary Shares; (C) any Person whom is a Competitor (as defined below) of the Company or of any Subsidiary (as defined below) or Affiliate (as defined below) of the Company, who individually or jointly with a Related Person, intends to acquire Shares or rights over Shares, by any means or title, directly or indirectly, either in one act or in a succession of acts without any time limit between them, the consequence of which is that its shareholding individually or jointly with the Shares a Related Person acquires, has acquired or intends to acquire or its ownership of rights over Shares, individually or jointly with the rights over Shares a Related Person acquires, has acquired or intends to acquire, directly or indirectly, is equal to or greater than 5% (five per cent) of the total Shares issued; and (D) any Person whom is a Competitor of the Company or of any Subsidiary or Affiliate of the Company, whom individually or jointly with a Related Person, intends to acquire Shares or rights over Shares, by any means or title, directly or indirectly, either in one act or in a succession of acts with no time limit between them, that individually or jointly with the Shares that a Related Person acquires, has acquired or intends to acquire, represent 5% (five percent) or more of the total Shares issued, shall require the prior written authorization of the Board of Directors and/or the Shareholders Meeting, as indicated below. For these purposes, the corresponding Person shall comply with the following:

I. Board of Directors’ approval:

1 (one). The Person in question must submit a written authorization request to the Board of Directors. Such request must be addressed and delivered without any doubt to the Chairman of the Board of Directors, with a copy to the Secretary and to the Alternate Secretaries of the Board itself. The application must state and detail the following:

(a) the number and class or series of Shares with respect to which the Person concerned or any Related Person thereto (i) is the owner or co-owner, either directly or through any Person or through any relative by consanguinity, affinity or civil to the fifth degree or any spouse or concubine or through any other person; or (ii) in respect of which it has, shares or enjoys any right, whether contractually or otherwise;

(b) the number and class or series of Shares that the Person concerned or any Related Person thereto intends to acquire (i) either directly or through any Person in which it has any interest or participation, whether in the capital stock or in the management, administration or operation or else, through any relative by consanguinity, affinity or civil up to the fifth degree or any spouse or concubinary or through any other person;

English Translation

(c) the number and class or series of Shares with respect to which it purports to obtain or share any right, whether by contract or otherwise;

(d) (i) the percentage that the Shares referred to in section (a) above represent, with respect to the total Shares issued by the Company; (ii) the percentage that the Shares referred to in section (a) above represent with respect to the corresponding class or series; (iii) the percentage that the Shares referred to in sections (b) and (c) above represent, with respect to the total Shares issued by the Company; and (iv) the percentage that the Shares referred to in sections (b) and (c) above represent with respect to the corresponding class or series;

(e) the identity and nationality of the Person or group of Persons intending to acquire the Shares, provided that if any such Person is a legal entity, trust or its equivalent, or any other vehicle, entity, enterprise or form of economic or trade association, the identity and nationality of the partners or shareholders, settlors and trustees, or their equivalent, members of the technical committee, or its equivalent, successors, members or associates must be specified, as well as the identity and nationality of the Person or Persons whom control (as defined in this concept below), directly or indirectly, the legal entity, trust or its equivalent, vehicle, entity, company or economic or mercantile association in question, until the natural person or persons holding any right, interest or participation of any nature in the legal entity, trust or its equivalent, vehicle, entity, company or economic or commercial association in question are identified;

(f) the reasons and objectives for which it intends to acquire the Shares which are the subject of the authorization requested, mentioning in particular whether it intends to acquire, directly or indirectly, (i) Shares additional to those referred to in the application for authorization, (ii) a Significant Shareholding or (iii) Control of the Company;

(g) whether if it is, directly or indirectly, a Competitor of the Company itself or of any Subsidiary or Affiliate of the Company and whether it has the power to acquire the Shares lawfully in accordance with these By-laws and the applicable law; in addition, it must be specified if whether the Person intending to acquire the Shares in question has relatives by consanguinity, affinity or civil to the fifth degree or any spouse or concubine, whom may be considered a Competitor of the Company or of any Subsidiary or Affiliate of the Company, or if it has any economic relationship with a Competitor or any interest or participation in either the equity or the management, administration or operation of a Competitor, directly or through any Person or relative by consanguinity, affinity or civil to the fifth degree or any spouse or concubine;

(h) the origin of the economic resources which it intends to use in order to pay the price of the Shares subject matter to the application; in the event that the resources originate from any financing, the identity and nationality of the Person providing such resources shall be specified and the documentation signed by such Person, accrediting and explaining the conditions of such financing, shall be submitted together with the authorization application; and

(i) if it is part of any economic group, comprised by one or more Related Persons, which as such, in an act or succession of acts, intends to acquire Shares or rights therein or, if applicable, if such economic group owns Shares or rights therein:

(j) if it has received economic resources as result of a loan or in any other capacity from a Related Person or if it has provided economic resources on loan or in any other capacity to a Related Person for purposes of paying the price of the Shares;

(k) the identity and nationality of the financial institution that would act as the lead broker if the acquisition in question is made through a public offer.

2 (two). Within ten (10) days following the date of receipt of the authorization request referred to in numeral I.1 (Roman numeral one point one) above, the Chairman or the Secretary or, in the absence of the latter, any Alternate Secretary, shall call upon the Board of Directors to discuss and decide on the aforementioned authorization request. The calls for meetings of the Board of Directors must be made in writing and sent by the Chairman or the Secretary or, in the absence of the latter, by any Alternate Secretary, to each of the proprietary directors and alternates with at least forty-five (45) days in advance to the date on which the meeting must take place, by registered mail, private messenger service, telegram, telex, telecopier or fax, to their domiciles or to such places as the directors themselves have indicated, in writing, in order to be summoned for the matters referred to herein . Alternate directors shall only deliberate and vote if the corresponding proprietary director does not attend the meeting called. The calls must specify the time, date, place of meeting and the respective Agenda.

English Translation

For the purposes of this Article of the By-laws, resolutions adopted outside a Board meeting shall not be rendered valid.

3 (three). Except as provided in the last paragraph of this subsection I.3 (Roman numeral one point three), the Board of Directors shall decide on any authorization application submitted to it within sixty (60) days after the date in which such application is submitted to it. The Board of Directors may, in any case, and without incurring any liability, submit the authorization request to the general extraordinary shareholders meeting so that the latter may resolve the matter. Notwithstanding the foregoing, it shall be the general extraordinary shareholders meeting whom necessarily decides on any authorization request in the following cases:

(a) when the acquisition of Shares which is the subject matter of the application involves a change of Control in the Company; or

(b) when, having been called in terms of the provisions hereof, the Board of Directors could not have been installed for any reason; or

(c) when, having been called in terms of the provisions hereof, the Board of Directors does not rule on the authorization request submitted to it, except in cases whereby it does not rule because it has requested the documentation or clarifications referred to in the next paragraph.

The Board of Directors may request from the Person who intends to acquire the Shares in question such additional documentation and clarifications as it may deem necessary in order to resolve on the authorization request submitted to it, including the documentation accrediting the veracity of the information referred to in paragraphs I.1 (Roman numeral one point one) (a) to I.1 (Roman numeral one point one) (k) of this Article. In the event that the Board of Directors requests the aforementioned clarifications or documentation, the sixty (60) days term provided set forth in the first paragraph of this section I.3 (Roman numeral one point three) shall be computed starting from the date on which the aforementioned Person makes or delivers, as the case may be, the clarifications or documentation requested by the Board of Directors itself, through its Chairman, the Secretary or any Alternate Secretary.

4 (four). In order for the Board to validly meet, at least 75% (seventy-five percent) of the corresponding proprietary or alternate directors must be present, and their agreements and resolutions, in order to be rendered valid, must be adopted by the favorable vote of the majority of the directors present. The Chairman of the Board shall have the deciding vote in the event of a tie.

The meetings of the Board of Directors called in order to resolve on the aforementioned authorization requests shall consider and adopt resolutions only in relation to the authorization request referred to in this numeral I. The meetings of the Board of Directors called in order to resolve on the authorization requests shall consider and adopt resolutions only in relation to the authorization request referred to in this numeral I.

5 (five). In the event that the Board of Directors authorizes the proposed acquisition of Shares and that such acquisition involves the acquisition of a Significant Shareholding (as defined below) without such acquisition exceeding half of the ordinary Shares with voting rights or implying a change of Control in the Company, the Person intending to acquire the Shares in question must make a public offer to purchase, at a price payable in cash, the percentage of Shares equivalent to the percentage of ordinary Shares with voting rights which it intends to acquire or for 10% (ten per cent) of the Shares, whichever is greater.

The public purchase offer to which this subsection I.5 (Roman numeral one point five) refers must be made simultaneously in Mexico and in the United States of America within sixty (60) days following the date on which the acquisition of the Shares in question may have been authorized by the Board of Directors. The price paid for the Shares shall be the same, regardless of the corresponding class or series.

English Translation

In the event that there are securities or instruments representing two or more shares representative of the Company’s capital stock and shares issued and independently outstanding, the price of the latter shall be determined by dividing the price of the aforementioned securities or instruments by the number of the underlying shares thereby represented.

6 (six). Any Person whom is a Competitor of the Company or a Competitor of any Subsidiary or Affiliate of the Company, whom intends to acquire Shares or rights over Shares, by any means or title, directly or indirectly, either in one act or in a succession of acts without time limit between them, the consequence of which is that their shareholding or their ownership of rights over Shares, directly or indirectly, is equal to or greater than 5% (five per cent) of the total Shares issued and any Person whom is a Competitor of the Company or of any Subsidiary or Affiliate of the Company, whom intends to acquire Shares or rights over Shares, by any means or title, directly or indirectly, either in an act or in a succession of acts with no time limit between them, representing 5% (five per cent) or more of the total Shares issued, shall require the prior written authorization of the Shareholders Meeting. The corresponding authorization request must be submitted to the Board of Directors, which must be cited in accordance with the provisions set forth in I.1 (Roman numeral one point two). and I.2 (Roman numeral one point two) hereof. The Board of Directors may deny the requested authorization or submit the authorization request in question to the consideration of the general extraordinary shareholders meeting so that the latter may resolve on the matter.

II. The shareholders meeting approval:

1 (one). In the event that the authorization request referred to herein is submitted to the consideration of the general extraordinary shareholders meeting, the Board of Directors, through the Chairman or the Secretary or, in the absence of the latter, by any Alternate Secretary, shall call its own general extraordinary shareholders meeting.

2 (two). For purposes of the provisions set forth herein, the notice of the general extraordinary shareholders’ meeting must be published in the official newspaper corresponding to the Company’s domicile and in two of the largest circulation daily newspapers in such domicile, at least thirty (30) days prior to the date set for the corresponding meeting; in case of a second call, the publication must also be made with at least thirty (30) days before the date set for the holding of the corresponding meeting; in the understanding that this last notice may not be published until after the date for which the meeting was called on a first notice and it may have not been installed.

The notice shall contain the Agenda and must be signed by the Chairman or the Secretary or, in the absence of the latter, by any Alternate Secretary of the Board of Directors.

3 (three). For purposes of this Article, in order for a general extraordinary shareholders meeting to be deemed legally assembled by virtue of first or subsequent notice, at least 85% (eighty-five per cent) of the ordinary Shares with voting rights must be duly represented and its resolutions will be valid when adopted by the favorable vote of the holders of Shares representing at least 75% (seventy-five per cent) of the ordinary Shares with voting rights.

As soon as the notice for the shareholders meeting referred to herein is published, the information and documents relating to the Agenda and, therefore, the authorization request  provided for in numeral I.1 (Roman numeral one point one) hereof, as well as any opinion and/or recommendation which the Board of Directors may have issued in relation to the aforementioned authorization request, must be immediately placed at their disposal, free of charge, at the offices of the Company’s Secretariat.

4 (four). In the event that the general extraordinary shareholders meeting authorizes the proposed Share acquisition and such acquisition involves the acquisition of a Significant Shareholding (as defined below) without such acquisition exceeding one-half of the ordinary Shares with voting rights or implying a change of Control in the Company, the Person intending to acquire the Shares in question must make a public purchase offer, at a price payable in cash, for the percentage of Shares equivalent to the percentage of ordinary Shares with voting rights it intends to acquire or for 10% (ten per cent) of the Shares, whichever is greater.

English Translation

The public purchase offer referred to in paragraph 4 (four) above will have to be simultaneously made in Mexico and in the United States of America within sixty (60) days following the date on which the corresponding Share acquisition was authorized by the general extraordinary shareholders meeting. The price paid for the Shares shall be the same, irrespective of the corresponding class or series. In the event that there are securities or instruments representing two or more shares representing the Company’s capital stock and shares issued and independently outstanding, the price of the latter shall be determined by dividing the price of the aforementioned securities or instruments by the number of underlying shares thereby represented.

5 (five). In the event that the general extraordinary shareholders meeting authorizes the proposed acquisition of Shares and such acquisition implies a change of Control in the Company, the Person intending to acquire the Shares in question must make a public purchase offer for 100% (one hundred per cent) minus one of the outstanding Shares, at a price payable in cash not lower than the price that is higher than the following:

a. the Share’s book value in accordance with the last quarterly income statement approved by the Board of Directors, or

b. the highest closing price of any of the three hundred and sixty-five (365) days prior to the date of the authorization granted by the general extraordinary shareholders meeting, or

c. the highest price paid for Shares, at any time, by the Person acquiring the Shares subject to the application authorized by the general extraordinary shareholders meeting.

The public purchase offer referred to in paragraph 5 (five) above must simultaneously be made in Mexico and in the United States of America within sixty (60) days following the date on which the acquisition of the corresponding Shares was authorized by the general extraordinary shareholders meeting. The price paid for the Shares shall be the same, regardless of the corresponding class or series. In the event that there are securities or instruments representing two or more shares representative of the Company’s capital stock and shares issued and independently outstanding, the price of the latter shall be determined by dividing the price of the aforementioned securities or instruments by the number of underlying shares thereby represented.

6 (six). The Person whom carries out any Share acquisition authorized by the general extraordinary shareholders meeting shall not be entered into the Company’s share registry until such time as the public purchase offer referred to in items II.4 (Roman numeral two point four) and II.5 (Roman numeral two point five) above has been completed. Consequently, such Person may not exercise the corporate or economic rights corresponding to the Shares which acquisition may have been authorized until such time as the public purchase offer has been concluded.

In the case of Persons whom are already considered Company’s shareholders and, therefore, are registered within the Company’s share registry, the acquisition of Shares which may be authorized by the general extraordinary  shareholders meeting will not be registered within the Company’s share registry until such time as the public purchase offer has been concluded and, consequently, such Persons may not exercise the corporate or economic rights corresponding to the acquired Shares.

The Board of Directors and the Shareholders Meeting, as the case may be, shall have the right to determine whether one or more Persons intending to acquire Shares are acting in a joint, coordinated or concerted manner with others, in which case, the Persons in question shall be considered as a single person for the purposes hereof.

Likewise, the Board of Directors and the Shareholders Meeting, as the case may be, may determine the cases whereby the Shares held by different Persons shall, for the purposes hereof, be considered as Shares held by the same Person. To that effect, it shall be understood that Shares of the same Person are the Shares held by a Person, in addition to the Shares (i) which are held by any relative by consanguinity, affinity or civil up to the fifth degree or any spouse or concubine of that Person or (ii) which are owned by any corporate entity, trust or its equivalent, vehicle, entity, company or economic or commercial association, when that legal person, trust or commercial trust or its equivalent, vehicle, entity, company or

English Translation

economic or commercial association is Controlled by the aforementioned Person or (iii) which are owned by any Person Related to such Person.

In their evaluation of the authorization requests referred to herein, the Board of Directors and/or the Shareholders Meeting, as the case may be, shall take into account the factors they deem pertinent, considering the Company’s interests as well as those of its shareholders, including financial, market, business and other factors.

In order for a general extraordinary shareholders meeting, which is intended to deal with a merger, a spin-off or an increase or reduction in the Company’s capital stock involving a change of Control in the Company, to be considered as having been legally called by virtue of a first or subsequent call, at least 85% (eighty-five per cent) of the ordinary Shares with voting rights must be represented therein and its resolutions will be valid when adopted by the favorable vote of the holders of Shares representing at least 75% (seventy-five per cent) of the ordinary Shares with voting rights.

The Person whom acquires Shares without having complied with any of the formalities, requirements and other provisions set forth herein shall not be registered in the Company’s share registry and consequently, such Person may not exercise the corporate or economic rights corresponding to such Shares, including specifically the exercise of the voting right at shareholders meetings. In the case of Persons whom are already Company’s shareholders and are, therefore, registered within the Company’s share registry, the acquisition of Shares carried out without having complied with any of the formalities, requirements and other provisions set forth herein will not be registered within the Company’s share registry and, consequently, such Persons may not exercise the corporate or economic rights corresponding to such Shares, including, specifically, the exercise of the voting right at shareholders meetings. In cases whereby any of the formalities, requirements and other provisions set forth herein have not been met, the certificates or list referred to in the first paragraph of article 78 (seventy-eight) of the Securities Market Law shall not evidence ownership of the Shares or accredit the right to attend shareholders meetings and registration within the Company’s share registry, nor shall they legitimize the exercise of any action, including those of a procedural nature.

The authorizations granted by the Board of Directors or by the Shareholders Meeting pursuant to the provisions of this Article shall cease to have effect if the information and documentation, on the basis of which such authorizations were granted, is not or ceases to be true.

In addition and pursuant to the provisions set forth in article 2117 (two thousand one hundred and seventeen) of the Federal Civil Code, any Person whom acquires Shares in violation of the provisions hereof shall be obligated to pay a conventional penalty to the Company for an amount equivalent to the market value of all the Shares which it may have acquired without the authorization referred to herein. In case of acquisitions of Shares carried out in violation of the provisions set forth herein and made free of charge, the conventional penalty shall be for an amount equivalent to the market value of the Shares subject to the corresponding acquisition.

The provisions of Section Second hereof shall not be applicable with respect to (a) acquisitions or transfers of Shares made by succession, whether by inheritance or legacy, or (b) the acquisition of Shares (i) by the Person whom, directly or indirectly, has the power or possibility of appointing the largest number of members of the Company’s board of directors; (ii) by any corporation, trust or its equivalent, vehicle, entity, enterprise or other form of economic or commercial association which is under Control of the Person referred to in (i) above; (iii) by succession of property with respect to the Person referred to in (i) above; (iv) by the ascendants or descendants in a straight line up to the third degree corresponding to the Person referred to in subsection (i) above; or (v) by the Person referred to in subsection (i) above, when its repurchasing the Shares of any corporation, trust or its equivalent, vehicle, entity, enterprise, form of economic or commercial association, ascendants or descendants referred to in subsections (ii) and (iv) above; and (vi) by the Company or its Subsidiaries, or by trusts constituted by the Company itself or by its Subsidiaries or by any other Person Controlled by the Company or by its Subsidiaries.

For the purposes hereof, the following terms or concepts shall have the following meanings:

English Translation

“Shares” means the shares representing the Company’s capital stock, whatever their class or series may be, or any title, security or instrument issued with respect to such shares or conferring any right over such shares or convertible into such shares, including specifically ordinary participation certificates representing the Company’s shares.

“Affiliate” means any Company which Controls, is Controlled by, or is under Common Control with, any Person.

“Competitor” means any Person engaged, directly or indirectly, (i) in the business of television production, television broadcasting, pay-per-view television programming, distribution of television programs, direct-to-home satellite services, periodicals, publishing and distribution thereof, music recording, cable television or any other medium known or to be known, radio production, radio broadcasting, promotion of professional sports and other entertainment events, radiolocation services, film production and distribution, dubbing, the operation of any Internet portal and/or (ii) any activity performed by the Company or by its Subsidiaries representing 5% (five percent) or more of the Company’s and its subsidiaries consolidated income.

“Control”, “Controlling” or “Controlled” means: (i) owning a majority of the voting ordinary shares representative of a company’s capital stock or of securities or instruments issued on the basis of such shares; or (ii) the power or possibility of appointing the majority of the members of the board of directors or the administrator of a legal entity, trust or trust or its equivalent, vehicle, entity, company or other form of economic or commercial association, either directly or indirectly, through the exercise of the voting right corresponding to the shares or equity interests owned by a Person, with respect to any agreement in the sense that the voting right corresponding to shares or equity interests corresponding to the company owned by a third party is exercised in the same way in which the voting right corresponding to the shares or equity interests of the company owned by the aforementioned Person is exercised or in any other way; or (iii) the authority to determine, directly or indirectly, the policies and/or decisions corresponding to the management or operation of a legal entity or trust or its equivalent, vehicle, entity, enterprise or any other form of economic or commercial association;

“Significant Shareholding” means the ownership or holding, directly or indirectly, of 20% (twenty percent) or more of the Common Shares with voting rights.

“Person” means any individual or legal entity, corporation, trust or its equivalent, vehicle, entity, company or any other form of economic or commercial association or any of their Subsidiaries or Affiliates or, if so determined by the Board of Directors or the Shareholders’ Meeting, any group of Persons acting in a joint, concerted or coordinated manner in accordance with the provisions set forth herein.

“Related Person” means any individual or legal entity, corporation, trust or its equivalent, vehicle, entity, company or any other form of economic or commercial association, or any relative by consanguinity, affinity or civil up to the fifth degree or any spouse or concubine, or any of the Subsidiaries or Affiliates of all of the foregoing, (i) which are part of the same economic or interest group as the Person intending to acquire Shares or which is a Subsidiary or Affiliate thereof or (ii) acting together with the Person intending to acquire Shares.

“Subsidiary” means any corporation with respect to which a Person owns a majority of the shares representing its capital stock or with respect to which a Person has the right to appoint the majority its board of directors’ members or its administrator.

The provisions contained herein shall apply regardless of the laws and general provisions relating to the mandatory securities acquisition on the markets on which the Shares or other securities issued in connection therewith or rights derived therefrom are listed (i) which must be disclosed to the authorities or (ii) which must be carried out through a public offer.

The amendment of Section Second hereof shall require the prior written authorization of the National Banking and Securities Commission.

English Translation

This agreement shall be registered before the Public Registry of Commerce corresponding to the Company’s  corporate domicile and shall be noted on the titles of the shares representing the Company’s capital stock, so that it may be effective against third parties.

ARTICLE TENTH.- Legal entities controlled by the Company may not acquire, directly or indirectly, shares representing the Company’s capital stock or credit instruments representing such shares, except in those cases provided for by the Securities Market Law and in the event that such legal entities acquire Company’s shares in order to comply with options or sale plans granted or designed, or which may be granted or designed in favor of employees or officers corresponding to such persons or to the Company, provided that the number of such acquired shares does not exceed 25% (Twenty-five percent) of the Company’s total outstanding shares and there is no prohibition in this respect in the applicable legislation.

CHAPTER III

CAPITAL INCREASES AND DECREASES

ARTICLE ELEVENTH.- Capital increases shall be carried out by resolution of the General Extraordinary Shareholders Meeting and the subsequent amendment to the By-laws. When the corresponding resolutions are adopted, the Shareholders Meeting decreeing the increase or any subsequent Shareholders Meeting shall establish the terms and bases according to which such increase shall be carried out. The foregoing, subject to the provisions of Section Second of Article Ninth hereof.

With respect to capital increases, the issuance of shares may be agreed upon, but in no case may the Series “L” or Series “D” shares exceed the maximum amount referred to in Article Sixth hereof.

Capital increases shall be carried out by means of: (i) capitalization of stockholders’ equity accounts referred to in Article One Hundred and Sixteen of the Mexican Companies Law, (ii) payment in cash or in kind, (iii) capitalization of liabilities, or (iv) according to Article fifty-three of the Securities Market Law, in which case the preemptive subscription right referred to in article one hundred and thirty-two of the Mexican Companies Law shall not be applicable. In increases by capitalization of stockholders’ equity accounts, all holders of shares shall be entitled to their proportional share with respect to such accounts. With respect to increases for payment in cash or in kind or for capitalization of liabilities, the shareholders holding the existing outstanding shares at the time the increase is determined shall have preference, with the prerogatives and limitations established by the applicable law of each country, as the case may be, in order to subscribe the new shares which are issued or placed into circulation so as to represent the increase, in proportion to the shares held within the corresponding Series at the time of the increase, during a term of at least fifteen days provided for such purpose by the Shareholders Meeting decreeing the increase. Such term shall be computed from the date in which the corresponding notice is published within the corporate domicile’s official newspaper (which, for the purposes of these By-laws, the shareholders have given such character to the Federation’s Official Gazette) and in one of the largest daily circulation newspapers at the corporate domicile, or calculated from the date the Shareholders Meeting is held, in the event that all the shares into which the corporate capital is divided have been represented at the Shareholders Meeting.

In case after the expiration of the term during which the shareholders should exercise the preference hereby granted to them, some shares still remain unsubscribed, they may be offered for subscription and payment, under the conditions and terms established by the Shareholders Meeting decreeing the capital increase itself, or in accordance with the terms established by the Board of Directors, the Executive Committee or the Delegates appointed by the Shareholders Meeting for this purpose, in the understanding that the price at which the shares are offered to third parties may not be lower than the price at which they were offered to the Company’s shareholders for subscription and payment.

ARTICLE TWELFTH.- The capital stock may be reduced by resolution of the Extraordinary Shareholders Meeting, in accordance with the rules set forth herein. Reductions in the capital stock will be adopted by resolution of the General Extraordinary Shareholders Meeting and the consequent amendment of the By-laws, complying, in any cases, with the provisions set forth in Article Ninth and, where applicable, One Hundred and Thirty Five of the Mexican Companies Law. Likewise, the capital stock may be reduced in accordance with the provisions set forth in Article Fifty-Sixth of the Securities Market Law. The foregoing, also subject to the provisions contained in Section Second of Article Ninth hereof.

English Translation

Decreases in capital stock may be made in order to absorb losses, to reimburse shareholders or to release them from unmade payments, for the acquisition of the Company’s own shares or, as the case may be, for the amortization of shares with distributable profits, as well as in any other case in accordance with applicable law.

In no case may capital stock decreases shall be made or repurchase shares representing the corporate capital stock or securities representing them in such manner  that the number of outstanding Series “L” or Series “D” shares exceeds the maximum referred to in Article Sixth hereof.

Capital stock decreases in order to absorb losses shall be made proportionally in all capital shares, without it being necessary to cancel shares, since these do not contain par value.

The Company may redeem shares with distributable profits, without reducing its capital stock, for which, the Extraordinary Shareholders Meeting agreeing on the redemption, in addition to the provisions set forth in Article One Hundred and Thirty-Six of the Mexican Companies Law, shall observe the following rules:

a) The Shareholders Meeting may resolve to redeem shares to all shareholders, which shall be carried out in such a way that, after such redemption, the shareholders preserve the same percentages with respect to the capital stock and the shareholding they previously held.

b) When the redemption of shares is carried out through their acquisition on the stock exchange, through a public purchase offer, the Shareholders Meeting, after adopting the corresponding resolutions, may authorize the Board of Directors to specify the number of shares which will be redeemed and to designate the person whom will act as intermediary or purchasing agent, as well as any other provisions which may be rendered necessary.

c) The titles corresponding to the redeemed shares will be extinguished.

In no case may shares be redeemed in such a way that the number of outstanding Series “L” or Series “D” shares exceeds the maximum number referred to in Article Sixth hereof.

ARTICLE THIRTEENTH.- The definitive titles or provisional certificates representing the shares shall be nominative and may cover one or more shares, shall contain the mentions referred to in Article One Hundred and Twenty-five of the Mexican Companies Law, the indication of the Series to which they correspond, shall bear the text contained in Article Sixth and Article Ninth hereof, and shall be subscribed by two Board of Directors’ proprietary members.

The signatures of the aforementioned administrators may be handwritten or printed in facsimile, provided, in the case of the latter, that the original of the corresponding signatures is deposited before the Public Registry of Commerce of the corporate domicile. In case of definitive titles, these shall bear the nominative coupons numbered in accordance with the applicable law or as determined by the Board of Directors.

CHAPTER IV

SHAREHOLDERS MEETINGS

ARTICLE FOURTEENTH.- Shareholders Meetings shall be General or Special and Extraordinary or Ordinary.

Extraordinary Meetings shall be those called in order to deal with any of the matters indicated in article One Hundred Eighty-two of the Mexican Companies Law and Articles Ninth, Section Second, Twenty-First and Twenty-third hereof, and those other acts which, by express provision of the law or these By-laws, must be dealt with, deliberated upon and resolved at an Extraordinary Meeting. Likewise, Extraordinary Meetings will be those which agree on the cancellation of the registration of the Company’s shares before the National Securities Registry and in other national stock exchanges or foreign markets before which they are registered. All others shall be rendered Ordinary Meetings.

English Translation

Special Meetings will be those which meet in order to deal with the following matters, as they correspond to the corresponding Series and will be subject to the provisions set forth in Article Twenty Fifth hereof, and, insofar as it is not provided herein, to the provisions applicable to Extraordinary Meetings:

(i) Special Meetings of Series “D” Shares:

Special meetings of Series “D” Shares will be held by the shareholders of such Series in order to:

(a) Appoint and remove the Board of Directors’ proprietary members and their corresponding alternates which Series “D” is responsible for appointing in accordance with the provisions of Articles Seventh, Twenty Sixth and other relative articles hereof.

(b) Discuss and approve, in advance, any proposal which may prejudice the rights conferred by these By-laws on Series “D” shares and not on those of the other series.

(ii) Special Meetings of Series “L” Shares:

Special meetings of Series “L” Shares will be held by the shareholders of such Series in order to:

(a) Appoint and remove the Board of Directors’ proprietary members and their corresponding alternates which Series “L” is responsible for appointing in accordance with the provisions of Articles Seventh, Twenty Sixth and other relative articles hereof.

(b) Discuss and approve, in advance, any proposal which may prejudice the rights conferred by these By-laws on Series “L” shares and not on those of the other series.

ARTICLE FIFTEENTH.- Calls for Shareholders Meetings must be carried out by the Board of Directors or by any of the Audit or Corporate Practices Committees in accordance with the terms of the Securities Market Law; however, shareholders representing at least ten percent of the capital stock, with voting rights, as applicable, may request, in writing, at any time, that the Board of Directors or any of the Audit or Corporate Practices Committees, through their corresponding Chairman, call a General Shareholders Meeting in order to discuss the matters specified in their request, in accordance with article one hundred and eighty four of the Mexican Companies Law. The foregoing, regardless of the provisions contained in Article Ninth, Section Second hereof.

Any shareholder owning a voting share shall have the same right, in any of the cases referred to in article One Hundred Eighty-Five of the Mexican Companies Law. If the call is not made within fifteen days following the date of the request, a Civil or District Judge within the Company’s domicile shall make it at the request of any of the interested parties, whom must exhibit their shares for this purpose.

ARTICLE SIXTEENTH.- Calls for Shareholders Meetings must be published in the official newspaper of the Company’s domicile or in one of the largest daily circulation newspapers therein, and may be published in a newspaper with wide circulation in Manhattan, New York, United States of America, at least fifteen days prior to the date set for the Shareholders Meeting, in case of a call for the General Ordinary Shareholders Meeting, and at least eight days prior to the date set for the Shareholders Meeting, in case of a call to the General Extraordinary Meeting or to the Special Shareholders Meeting. In case of a second call, the publication must be made at least eight days prior to the date set for the holding of the corresponding meeting, regardless if the meeting is general or special, ordinary or extraordinary.

Shareholders meetings may be called by the Board of Directors, by the Chairman and/or the Secretary of the Board of Directors and by any of the Audit or Corporate Practices Committees, through their corresponding Chairman. The calls shall contain the Agenda and must be signed by the person or persons making them, in the understanding that if they are made by the Board of Directors, the signature of the Secretary or the Alternate Secretary shall suffice. The notice referred to in this paragraph shall be made and published in the form and terms set forth in Article Ninth, Section Second hereof, when dealing with the resolution of the matters referred to therein.

English Translation

When Shareholders Meetings are held in order to discuss matters in which the holders of Series “D” and Series “L” shares do not have a voting right, they may be held without prior notice, if the total of the Series “A” and Series “B” shares were completely represented at the time of voting. If at Shareholders Meeting, whether General, Special, Ordinary or Extraordinary, all the shareholders with a voting right at the corresponding Shareholders Meeting are present, such Meeting may resolve on matters of any nature and even on those not contained in the corresponding Agenda.

ARTICLE SEVENTEENTH.- Shareholders whom are registered within the share registry kept by the Company as owners of one or more shares thereof shall be admitted to the Shareholders Meeting, which Registry shall be considered as having been closed five days prior to the date set for the holding of the Shareholders Meeting. The foregoing, regardless of the provisions set forth in Article Ninth, Section Second hereof.

In order to attend the Shareholders Meetings, the shareholders must exhibit the corresponding admission card, which shall be issued only at the request of the persons whom are registered as holders of shares within the Company’s share registry, which request must be submitted at least forty-eight hours before the time scheduled or the Shareholders Meeting, together with the deposit, at the Company’s Secretariat, of the corresponding share certificates or titles or the deposit certificates or evidence thereof issued by an securities deposit institution, by a credit institution, national or foreign, or by authorized brokerage firms. The shares deposited in order to have the right to attend the Shareholders Meetings shall not be returned until after they have been held, by delivery of the receipt issued by them in favor of the shareholder.

The Company may, in accordance with section VII of article 280 (two hundred and eighty) of the Securities Market Law, request that such registry of nominative shares be kept by a securities deposit institution authorized for such purpose.

ARTICLE EIGHTEENTH.- Shareholders may be represented at Meetings by the person or persons appointed by them by means of a power of attorney necessarily granted in accordance with the form prepared for such purpose by the Company, which must meet, in addition to the requirements set forth in article Forty-Nine of the Securities Market Law, the following information requirements: (a) the mention, express and under penalty of committing perjury, in the sense of whether the shareholder (or holder of titles referring to the shares representing the Company’s capital stock) and/or his/her spouse or concubine, as well as his/her relatives by consanguinity, affinity or civil, up to the fifth degree, without any limitation, is (are) a Competitor (as such term is defined in Article Ninth Section Second hereof) of the Company or of any of its subsidiaries; (b) the mention, express and under penalty of committing perjury, of whether such shareholder (or holder of titles referring to the shares representing the Company’s capital stock), or his spouse or concubine, as well as his relatives by consanguinity, affinity or civil, up to the fifth degree, without any limitation, is the owner(s) or beneficiary(ies) as of that date, directly or indirectly, of Company’s shares (or of titles referring to these) representing 5% (five percent) or more of the total shares issued by the Company, or, as the case may be, direct or indirect holders or beneficiaries of rights of any kind over Company’s shares (or over titles referring to these) representing such percentage; (c) the mention, express and under penalty of committing perjury, of whether any Related Person (as defined in Article Ninth, Section Second hereof) with respect to such shareholder (or holder of securities referring to shares representing the Company’s capital stock) owns shares or rights over shares issued by the Company; (d) the identity and nationality of each shareholder (or holder of securities referring to the shares representing the Company’s capital stock) whom is to be represented at the meeting by means of the power of attorney granted as previously mentioned, in the understanding that if the power of attorney is being granted in favor of a legal entity, trustee of a trust or its equivalent, or any other vehicle, entity, company or form of economic or commercial association, the identity and nationality of the partners or shareholders, beneficiaries of a trust and trustees or their equivalent, members of the technical committee or its equivalent, successors in title, members or associates must be specified, as well as the identity and nationality of the Controlling Person or Persons (as defined in Article Ninth Section Second), directly or indirectly, to the corresponding legal entity, trust or its equivalent, vehicle, entity, company or economic or commercial association, until the corresponding person or persons are identified; and (e) any other requirement determined by the Board of Directors.

The Board of Directors and the Company’s Executive Committee, indistinctly, shall be authorized to establish exceptions with respect to the requirements set forth in the preceding paragraph.

English Translation

The members of the Board of Directors, the Audit Committee, the Corporate Practices Committee and/or the external auditor may not be entitled to represent shareholders at any Meeting.

ARTICLE NINETEENTH.- The Shareholders Meetings’ minutes shall be recorded in the corresponding Book and shall be signed by the Meeting’s Chairman and Secretary.

ARTICLE TWENTIETH.- The shareholders meetings shall be chaired by the Chairman of the Board of Directors and, in his or her absence, by the Vice-Chairmen of the Board, if any, in the order in which their appointments were made. In his/her absence, the meetings shall be chaired by the person appointed by the majority vote of the shareholders present.

The secretary whom shall act at the shareholders’ meeting shall be the same person who holds the same position at the Board of Directors and, in the absence thereof, by the Board’s alternate secretaries, in the order in which their appointments were made. Failing this, the secretary shall be the person designated for this purpose by the shareholders present by a majority of votes. The President shall appoint scrutineers to count the shares present.

ARTICLE TWENTY-FIRST.- General Ordinary Shareholders Meetings shall be held at least once a year, within four months following the close of the fiscal year. In addition to the matters specified in the Agenda, and in the applicable legislation itself, they must discuss, approve or modify and resolve the relevant matters in relation with:

1 (one) - the Board of Directors’ report in accordance with Article One Hundred and Seventy-two b) of the Mexican Companies Law;

2 (two) - the discussion, approval or amendment of the reports of the Chairmen or Chairman of the Corporate Practices Committee and of the Audit Committee, and the report of the Chief Executive Officer;

3 (three) - become aware of the Board of Directors’ opinion on the contents of the Chief Executive Officer’s report;

4 (four) - the consolidated and unconsolidated financial statements audited by an independent public accountant, including the corresponding complementary and explanatory notes;

5 (five) - such other reports, opinions and documents as may be established by the applicable law;

6 (six).- decide on the application of the result for the financial year;

7 (seven) - the appointment and, if applicable, removal of the members of the Board of Directors and their corresponding alternates and to qualify the independent nature of the directors;

8 (eight) - the appointment and, as the case may be, removal of the Chairman of the Board of Directors, the Chairman or Chief Executive Officer of the Company, and the appointment of the Secretary and Alternate Secretaries, who may not be members of the Board, and the determination of their remuneration; and

9 (nine).- the determination of the maximum amount of resources which may be allocated to the purchase of own shares, pursuant to the provisions set forth in the Securities Market Law.

10 (ten) - the appointment of the members of the Executive Committee and the appointment or removal of the Chairman of the Audit Committee and of the Corporate Practices Committee.

The appointment and/or removal of the Board of Directors’ Chairman and Secretary and Alternate Secretaries shall correspond to the holders of Series “A” shares.

In accordance with the provisions set forth in Articles Seventh and Twenty-Second hereof, in order for the meeting to resolve favorably on the matters listed from 1 (one) to 9 (nine) above, the favorable vote of the majority of the Series “A” shares represented at the corresponding General Ordinary Shareholders Meeting will be required.

English Translation

The Extraordinary Meeting will meet whenever it is necessary in order to deal with any of the matters within its competence, including all those matters which, expressly provided by the law or by these By-laws, are reserved to its exclusive competence and deliberation. Based on section XII of article 182 (one hundred and eighty-two) of the Mexican Companies Law, the following matters, in particular, shall be for the exclusive competence and deliberation of the General Extraordinary Meeting:

(i) An increase or decrease in the Company’s capital stock.

(ii) The change in the Company’s corporate purpose.

(iii) The issuance of preferential shares.

(iv) The redemption, by the Company, of its own shares and the issuance of shares in good standing (acciones de goce), without this being applicable to share repurchases referred to in article Fifty-Six (56) of the Securities Market Law and article Eighth hereof.

(v) The issuance of any kind of bonds or debentures.

(vi) The Company’s merger.

(vii) The Company’s spin-off.

(viii) The resolution on the exercise of the responsibility action and other acts referred to in Articles Thirty Eight (38) of the Securities Market Law and One Hundred and Sixty One (161) and One Hundred and Sixty Two (162) of the Mexican Companies Law.

(ix) The resolution of the matters referred to in Article Ninth, Section Second hereof.

(x) Any amendment to the By-laws.

The matters referred to in paragraphs (i) to (x) above shall be subject to the quorum for installation and voting set forth in Article Twenty Third hereof.

The Series “D” and “L” Special Shareholders Meetings in charge of appointing the proprietary and alternate members of the Board of Directors corresponding to each one of such Series, respectively, in terms of Articles Seventh, Twenty Sixth and other relative articles hereof, must be held at least once a year, within the four months following the closing of each fiscal year, prior to the holding of the General Ordinary Meeting in which the Board of Directors is appointed. The appointment of directors carried out by each of the Special Meetings shall be communicated to the corresponding General Ordinary Meeting, through the person whom has acted as secretary of each of the Special Meetings.

The proprietary and alternate Directors to be appointed by the Series “D” and Series “L” Special Shareholders Meetings as referred to above, must be independent from the Company, for which purpose they will not be considered as independent, including, but not limited to: (a) any Company’s shareholder, (b) any employee of any shareholder of the Company or of any company which is under the Control (as defined in Article Ninth Section Second hereof) of any shareholder, (c) those persons who do not hold such character in accordance with the provisions set forth in the Securities Market Law and other applicable provisions, (d) those persons who the corresponding Shareholders Meeting determines as not being independent, (e) any consultant or service provider who receives more than 1% (one percent) of its income from any shareholder, (f) those persons who are partners or employees of corporations or associations providing advisory or consulting services to the Corporation or to companies belonging to the same economic group with respect to which the Corporation is a part of, whose income resulting from the provision of such services represents 10% (ten percent) or more of its income, (g) employees of a foundation, association or civil partnership whom receive significant donations from the Corporation, (h) general directors or senior executives of a company on which board of directors the Company’s Chairman, the Vice-Chairmen, the General Manager or any other senior executive are serving, (i) those persons who are deemed to be a Competitor (as such term is defined in Article Ninth Section Second hereof) of the Company or any of its Subsidiaries or Affiliates or Related Persons (as such concepts are defined

English Translation

in Article Ninth Section Second hereof), (j) those persons who are significant shareholders, officers, directors, customers, suppliers, creditors or debtors of a Competitor (as such term is defined in Article Ninth Section Second hereof) of the Company or any of its Subsidiaries or Affiliates or Related Persons (as such concepts are defined in Article Ninth Section Second hereof), (k) those persons who, directly or indirectly, have a business or contractual relationship with a Competitor of the Company or that of its Subsidiaries or Affiliates or Related Persons (as defined in Article Ninth Section Second hereof) or have or have had the legal representation or who are attorneys-in-fact for a Competitor of the Company or that of its Subsidiaries or Affiliates or Related Persons (as defined in Article Ninth Section Second hereof) or receive, directly or indirectly, any fee, benefit or economic benefit from a Competitor of the Company or that of its Subsidiaries or Affiliates or Related Persons (as defined in Article Ninth, Section Second hereof), (l) those persons who, directly or indirectly, render their services or advise a Competitor of the Company or that of its Subsidiaries or Affiliates or Related Persons (as these concepts are defined in Article Ninth Section Second hereof), regardless of the amount of the fees, benefits, remuneration or economic benefits they receive from that Competitor or by those persons whom, directly or indirectly, have rendered their services or have advised a Competitor of the Company or that of its Subsidiaries or Affiliates or Related Persons (as these concepts are defined in Article Ninth Section Second hereof) or have received any honorarium, benefit, compensation or economic benefit from a Competitor of the Company or that of its Subsidiaries or Affiliates or Related Persons (as defined in Article Ninth, Second Section hereof) during the 5 (five) years prior to the date in which it is intended to appoint the corresponding person to act as a Company’s member, (m) those persons who directly or through any Person or any Related Person (as defined in Article Ninth of the Second Section hereof) directly or through any Person or any Related Person (as defined in Article Ninth of the Second Section hereof) to them, are shareholders of a Person (as defined in Article Ninth Second Section hereof) who owns 10% (ten percent) or more of the shares issued by the Company or has the right, individually or jointly with a Related Person (as defined in Article Ninth Second Section hereof), to exercise a voting right on shares issued by the Company, representing 10% (ten percent) or more of the capital stock, and (n) the spouse or concubine, as well as their relatives by consanguinity, affinity or civil status, up to the fifth degree, without any limitation, of the persons referred to in (a) to (k) above.

ARTICLE TWENTY-SECOND.- In order for an Ordinary Shareholders Meeting to be considered legally convened on a first call, at least fifty percent of the ordinary shares with voting rights must be represented therein and, except as set forth below, its resolutions shall be rendered valid when adopted by the vote of the majority of the shares present. In the event of second or subsequent call, Ordinary Shareholders Meetings may be validly held regardless of the number of ordinary shares represented at the Meeting and, except as hereinafter provided, their resolutions shall be rendered valid when adopted by the majority vote of the ordinary shares represented at the Meeting.

For an Ordinary Shareholders Meeting to validly adopt resolutions, either on first or subsequent call, on the matters mentioned below, the favorable vote of the majority of the Series “A” shares represented at the corresponding Meeting will necessarily be required:

(i) The Board of Directors’ report presented to the Shareholders Meeting in accordance with Article One Hundred and Seventy-two b) of the Mexican Companies Law;

(ii) The report of the Chairman of the Audit Committee, the report of the Corporate Practices Committee and the report of the Chief Executive Officer;

(iii) Consolidated and unconsolidated financial statements audited by an independent public accountant, including accompanying notes and clarifications.

(iv) the application of results, including, expressly, the payment of dividends in cash or shares, in any form.

(v) The appointment and, if applicable, removal of the 11 (eleven) members comprising the Board of Directors and their corresponding Alternates, corresponding to the Series “A” shares.

English Translation

(vi) The appointment and, as the case may be, removal of the Board of Directors’ Chairman, the Company’s Chairman or Chief Executive Officer, the Secretary and Alternate Secretaries.

(vii) The establishment of the amount that may be destined for the acquisition of own shares, as well as to establish the percentage of the capital stock susceptible of such operations.

(viii) The appointment and, when appropriate, removal of the Chairman of the Audit Committee and the Chairman of the Corporate Practices Committee.

(ix) The appointment and, if applicable, removal of the Company’s members of the Executive Committee, the Audit Committee and the Corporate Practices Committee, in the event that it is the shareholders meeting in charge of designating or removing them.

Likewise, at the Ordinary Shareholders Meeting dealing with the appointment and/or, if applicable, removal of the proprietary and alternate members of the Company’s Board of Directors, voting must necessarily be carried out and computed separately for each series of shares represented at the meeting itself. Accordingly, (i) the shareholders holding Series “A” shares shall appoint and/or remove at the General Ordinary Meeting, by the resolution of the majority of the Series “A” shares represented at the meeting, the eleven proprietary members and their corresponding alternates whom, pursuant to Articles Seventh and Twenty-sixth hereof, are in charge of designating and/or removing such Series “A”, as well as the Chairman and the Secretary and Alternate Secretaries of the Board of Directors and the Chairman or Chief Executive Officer of the Company, in which case the shareholders corresponding to other series will be prevented from participating in the corresponding deliberations and resolutions; and (ii) the shareholders holding Series “B” shares will appoint and/or, if applicable, remove, at the General Ordinary Meeting, by resolution of the majority of such Series “B” shares thereby represented, the five proprietary members and their corresponding alternates whom, pursuant to Articles Seventh and Twenty Sixth, are responsible for appointing and/or removing such Series “B”, in which case the shareholders of other series will be prevented from participating in the corresponding deliberations and resolutions.

ARTICLE TWENTY-THIRD.- The Extraordinary Meetings shall be considered legally installed and their resolutions shall be deemed valid, according to the following rules:

I. First Notice.

I.1 (Roman numeral one point one). Based on section XII of article 182 (one hundred and eighty-two) of the Mexican Companies Law, in case of a meeting held by virtue of a first notice for the purpose of deliberating and resolving on the acts listed below, at least, seventy-five percent of the shares with voting rights must be represented therein and their resolutions shall be rendered valid when adopted by the favorable vote of the shareholders representing at least fifty percent of the voting shares, provided that such percentage includes the favorable vote of the majority of the Series “A” shares represented at the meeting:

(i) An increase or decrease in the Company’s capital stock.

(ii) A change in the Company’s corporate purpose.

(iii) The issuance of preferential shares.

(iv) The redemption, by the Company, of its own shares and the issuance of shares in good standing (acciones de goce), without this being applicable to share repurchases referred to in article 56 (fifty-six) of the Securities Market Law and article eighth hereof.

(v) The issuance of any kind of bonds or debentures.

(vi) The Company’s merger.

(vii) The Company’s spin-off.

English Translation

(viii) Any amendment to the By-laws.

(ix) Amortization by the Company of its capital stock’s shares with distributable profits and issuance of shares with limited voting rights, preferential shares or of any class other than ordinary shares.

(x) Increase in capital stock pursuant to Article 53 (fifty-three) of the Securities Market Law.

(xi) Other matters for which the applicable law or the By-laws expressly require a special quorum.

In any case, the provisions of Article Twenty-Fourth hereof must be observed.

I.2 (Roman numeral one point two). Based on section XII of article 182 (one hundred and eighty-two) of the Mexican Companies Law, regarding a meeting gathered by virtue of a first notice for purposes of deliberating and resolving on the exercise of the responsibility action and other acts referred to in articles Thirty-eight (38) of the Securities Market Law and One Hundred and Sixty-One (161) and One Hundred and Sixty-two (162) of the Mexican Companies Law, against any of the members of the Board of Directors, of the Audit Committee or of the Corporate Practices Committee, at least eighty-five percent of the voting shares must be represented at the meeting, and its resolutions will be rendered valid when adopted by the favorable vote of the shareholders representing at least fifty percent of the voting shares, provided that such percentage includes the favorable vote of the majority of the Series “A” shares represented at the meeting.

In any case, the provisions set forth in Article Twenty-Fourth of these By-laws must be observed.

I.3 (Roman numeral one point three). Based on section XII of article 182 (one hundred and eighty-two) of the Mexican Companies Law, in case of a meeting held by virtue of a first call for the purposes of deliberating and resolving on the acts referred to in Article Ninth Section Second hereof, at least eighty-five percent of the voting shares must be represented at the meeting and their resolutions shall be rendered valid when adopted by the favorable vote of the shareholders representing at least seventy-five percent of the voting shares pursuant to the provisions set forth in such provision, provided that such percentage includes the favorable vote of the majority of the Series “A” shares represented at the meeting.

II. Second Notice.

II.1 (Roman numeral two point one). In case of a meeting called by virtue of a second or subsequent notice in order to deliberate and resolve on the acts listed below, at least fifty percent of the voting shares must be represented at the meeting and its resolutions shall be rendered valid when adopted by the favorable vote of the shareholders representing at least fifty percent of the voting shares, provided that such percentage includes the favorable vote of the majority of the Series “A” shares represented at the meeting:

(i) An increase or decrease in the Company’s capital stock.

(ii) A change in the Company’s corporate purpose.

(iii) The issuance of preferential shares.

(iv) The redemption, by the Company, of its own shares and the issuance of shares in good standing (acciones de goce), without this being applicable to share repurchases referred to in article 56 (fifty-six) of the Securities Market Law and article Eighth hereof.

(v) The issuance of any kind of bonds or debentures.

(vi) The Company’s merger.

(vii) The Company’s spin-off.

(viii) Any amendment to the By-laws.

English Translation

(ix) Amortization, by the Company, of its capital stock’s shares with distributable profits and issuance of shares with limited voting rights, preferential shares or of any class other than ordinary shares.

(x) Increase in capital stock pursuant to Article 53 (fifty-three) of the Securities Market Law.

(xi) Other matters for which the applicable law or the By-laws expressly require a special quorum.

In any case, the provisions of Article Twenty-Fourth hereof must be observed.

II.2 (Roman numeral two point two). This is a meeting gathered by virtue of second or subsequent notice for purposes of deliberating and resolving on the exercise of the liability action and other acts referred to in Articles Thirty Eight (38) of the Securities Market Law and One Hundred and Sixty One (161) and One Hundred and Sixty Two (162) of the Mexican Companies Law, against any of the members of the Board of Directors, the Audit Committee or the Corporate Practices Committee, At least eighty-five per cent of the voting shares must be represented at the meeting, and its resolutions shall be rendered valid when adopted by the favorable vote of the shareholders representing at least fifty per cent of the voting shares, provided that such percentage includes the favorable vote of the majority of the Series “A” shares represented at the meeting.

In any case, the provisions of Article Twenty-Fourth hereof must be observed.

II.3 (Roman numeral two point three). In case of a Shareholders Meeting called by virtue of a second or subsequent notice for purposes of deliberating and resolving on the acts referred to in Article Ninth Section Second hereof, at least fifty percent of the voting shares must be represented at the meeting and its resolutions shall be rendered valid when adopted by the favorable vote of the shareholders representing, at least fifty percent of the voting shares pursuant to such provision of the By-laws, provided that this percentage includes the favorable vote of the majority of the Series “A” shares represented at the meeting.

ARTICLE TWENTY-FOURTH.- In order for the resolutions adopted at the Extraordinary Shareholders Meetings, by virtue of first or subsequent notice in order to discuss some of the matters in which the holders of Series “L” shares or, as the case may be, of Series “D” shares have the voting right, to be validly adopted, it shall be required, in addition to the requirements established in the preceding Article, that they be approved by the majority of the Series “A” shareholders. Likewise, the approval of the Special Meeting of Series “D” or Series “L” shareholders, as applicable, will be required for the resolutions of the General Extraordinary Meetings in order to be valid regarding the cancellation of the registration of the Series “D” or Series “L” shares, as the case may be, or of the securities representing them, in the National Securities Registry and in other domestic or foreign stock exchanges in which they are registered.

ARTICLE TWENTY-FIFTH.- Special Meetings shall be considered legally installed and their resolutions shall be rendered valid, in accordance with the following rules:

ONE). In order for the Series “D” and “L” shareholders’ Special Meetings to be validly installed by virtue of a first notice, the shares representing at least seventy-five percent of the outstanding Series “D” or Series “L” shares, as the case may be, must be present or represented, and their resolutions must be adopted by the favorable vote of the shareholders representing at least fifty percent of the outstanding Series “D” or Series “L” shares, as the case may be.

TWO). In order for the Series “D” and “L” shareholders’ Special Meetings to be validly installed by virtue of a second or subsequent notice, the shares representing at least fifty percent of the outstanding Series “D” or Series “L” shares, as the case may be, shall be required to be present or represented, and their resolutions must be adopted by the favorable vote of the shareholders representing at least fifty percent of the outstanding Series “D” or Series “L” shares, as the case may be. Likewise, in the case of a second or subsequent call, such call must be published in accordance with article Sixteenth hereof, expressing such circumstance, once the Special Meeting on first notice has not been installed.

English Translation

CHAPTER V

THE COMPANY’S ADMINISTRATION

SECTION I

GENERALITIES

ARTICLE TWENTY-SIXTH.- The management and administration of the Company’s business and assets shall be entrusted to a Chairman or Chief Executive Officer and a Board of Directors, the latter comprised by twenty proprietary members, who shall be appointed in accordance with the following:

(i) Series “A” shareholders shall have the right to appoint eleven proprietary members and their corresponding alternates; such appointment shall be made in accordance with the provisions set forth in Article Twenty-Second and other relative provisions hereof;

(ii) Series “B” shareholders shall have the right to appoint five proprietary members and their corresponding alternates; such appointment shall be made in accordance with the provisions set forth in Article Twenty-Second and other relative provisions hereof;

(iii) Series “D” shareholders shall have the right to appoint two proprietary members and their corresponding alternates; such appointment shall be made pursuant to the provisions of Articles Seventh, Twenty-First, Twenty-Fifth and other relative articles hereof, in the understanding that the persons whose appointment is made must comply with the requirements provided in said Article Twenty-First; and

(iv) Series “L” shareholders shall have the right to appoint two proprietary members and their corresponding alternates; such appointment shall be made pursuant to the provisions of Articles Seventh, Twenty-First, Twenty-Fifth and other relative articles hereof, in the understanding that the persons whose appointment is made must comply with the requirements provided in said Article Twenty-First.

In accordance with the provisions set forth in article 24 (twenty-four) of the Securities Market Law, at least twenty-five percent of the proprietary directors must be independent directors, who in order to be considered as such must not be in any of the situations referred to in the Securities Market Law and Article Twenty-First hereof. An alternate will be appointed for each proprietary director, in the understanding that the alternate directors with respect to the independent directors must hold the same capacity. The alternates appointed by the Series “A”, “B”, “D” or “L” shareholders may only replace the proprietary directors appointed by the same Series.

Likewise, the directors appointed by the Series “D” or Series “L” shareholders will necessarily be independent in accordance with the provisions set forth in Article Twenty-First hereof.

The General Ordinary Shareholders’ Meeting may appoint honorary life directors, who may attend the Board of Directors’ meetings, with voice but without a vote, and their presence or absence shall not be taken into account in order to determine the number of persons comprising the Board of Directors or the quorum required for the Board’s legal operation.

The shareholders or group of minority shareholders may appoint the number of proprietary directors and alternates to which they are entitled, in accordance with the provisions set forth in the following Article.

ARTICLE TWENTY-SEVENTH.- The majority of the members of the Company’s Board of Directors must be Mexican nationals. The following may not be members of the Board of Directors of the Company: (i) persons who participate in the Board of Directors or any other decision-making or operational body of any legal entity, other than the Company or its subsidiaries, holding one or more public telecommunications networks concessions in Mexico; and (ii) persons whom are partners or shareholders, directly or indirectly, of other legal entities, other than the Company or its subsidiaries, holding one or more public telecommunications networks concessions in Mexico, except in those cases in which its participation in the capital stock does not enable it to appoint one or more members of its governing body or of any other decision-making or operational body.

English Translation

When any shareholder or group of shareholders having and exercising the use of the minority right in order to appoint directors hereby conferred is prevented from participating in the deliberation and appointment of the remaining directors which may correspond to corresponding Series, in the understanding that, in order to compute the majority of votes required to carry out the appointment of the latter directors, the votes of the minority shareholders that have exercised the aforementioned right will not be computed or considered.

Minority shareholders representing at least ten percent of the capital stock, represented exclusively by Series “A” ordinary shares, pursuant to article one hundred and forty-four of the Mexican Companies Law and the Securities Market Law, may appoint one proprietary director and its corresponding alternate for each ten percent of the capital stock thereby represented. Appointments made by minority shareholders will be exclusively made within the number of directors corresponding to this Series “A” of shares.

Minority shareholders representing at least ten percent of the capital stock, represented exclusively by Series “B” ordinary shares, pursuant to article one hundred and forty-four of the Mexican Companies Law and the Securities Market Law, may appoint one proprietary director and its corresponding alternate for each ten percent of the capital stock thereby represented. Appointments made by minority shareholders will be made exclusively within the number of directors corresponding to this Series “B” of shares.

Series “D” and Series “L” shareholders representing at least ten percent of the capital stock in one or both series of shares shall have the right to appoint at least one director and its corresponding alternate at each of such series’ Special Meetings held for that purpose. In the absence of this minorities designation during these Special Meetings, each of these series’ shareholders shall have the right to appoint two directors and their corresponding alternates, by majority vote in each of these series’ Special Meetings held separately for this purpose. In case of the latter, the appointments, as well as the substitutions and revocations of the directors appointed by each of these series, shall be agreed upon at a Special Meeting. Appointments made by minority shareholders will be made exclusively within the number of directors corresponding to Series “D” or Series “L” shares, as the case may be.

In the case of Series “D” and Series “L” shares, the minority right provided herein must be exercised, at all times, at the Special Meeting in charge of appointing the corresponding directors, according to the corresponding capital stock Series pursuant to Article Twenty Five hereof. If this minority right is not exercised in the corresponding Special Meeting, it shall be precluded in its terms.

The directors appointed by the Series “D” and Series “L” shareholders pursuant to the provisions hereof must be independent, pursuant to the provisions contained in Article Twenty-First hereof.

Appointments of directors appointed by the holders of Series “A” shares may not be revoked until such revocation is resolved at the Ordinary Meeting with the favorable vote of the majority of the holders of Series “A” shares. Likewise, the appointments of the directors appointed by the holders of Series “B” shares may not be revoked until such revocation is resolved at the Ordinary Meeting with the favorable vote of the majority of the holders of Series “B” shares.

The appointments of the directors appointed by the holders of Series “D” and “L” shares may not be revoked until such revocation is resolved by the Special Meeting whose director is concerned in accordance with Articles Seventh, Fourteenth and Twenty-First above or, if such revocation is intended to be made at an General Ordinary Meeting, until the appointments of all the other directors are also revoked.

ARTICLE TWENTY-EIGHTH.- Except for the proprietary and alternates directors referred to in the last paragraph of Article Twenty-First of these By-laws, which must comply with the independence requirements established herein, the proprietary and alternates directors may or may not be shareholders. Directors shall continue to perform their duties, even when the term for which they have been appointed has expired or by resignation, for up to thirty calendar days, in case of an absence in the appointment of the substitute or when the latter does not take office, without being subject to the provisions set forth in article 154 (one hundred and fifty-four) of the Mexican Companies Law.

ARTICLE TWENTY-NINTH.- A. When appointing Directors, the Ordinary Shareholders Meeting shall appoint from among them the Chairman and, if applicable, one or more Vice-Chairmen of the Board of Directors. The meeting shall appoint a secretary and one or two alternate secretaries, in the understanding that these will not be a part of the Board of Directors.

English Translation

B. In case the meeting does not make the appointments indicated in the previous paragraph, the Board of Directors shall make the appointments.

C. When the Chairman and the Secretary are absent, they will be respectively replaced by the Vice-Chairmen in the order of their designation, and by the Alternate Secretary, respectively, and, in case these are also absent, the Board will appoint those who must replace the proprietary members.

D. The Chairman of the Board shall hold the powers set forth herein as well as those conferred upon him or her as a result of his or her appointment. The Chairman of the Board shall represent such body before all kinds of authorities and individuals, except as provided in point B. of Article thirty-third of these By-laws; likewise, he or she shall ensure the compliance of these By-laws, of the Company’s regulations as well as the due execution of the resolutions adopted by the shareholders meetings, the board itself or the Board’s executive committee or other committees.

E. The Chairman of the Board shall have the broadest general power of attorney for lawsuits and collections and for acts of administration, with all the general powers and even the special powers required by Law or special clause, in accordance with the first two paragraphs of article two thousand five hundred and fifty-four and two thousand five hundred and eighty-seven of the Federal CIVIL CODE and its correlative articles of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place where they are exercised. It shall also have a general power of attorney for acts of ownership, in accordance with the provisions set forth in the third paragraph of article two thousand five hundred and fifty-four of the Federal Civil Code and its correlative articles of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place where they are exercised, and to draw, accept, endorse, grant and guarantee, or in any other manner subscribe credit instruments (títulos de crédito), in accordance with the provisions of article nine of the General Law of Credit Instruments and Transactions.

F. The general and special managers shall indistinctly have the Company’s and the Board of Directors’ legal representation before any natural or legal person, or before any kind of authorities of any order and degree, whether municipal, local or federal, fiscal, judicial, civil, criminal, administrative, labor or any other nature, in all controversies, arbitrations and lawsuits to which the Company is a party and shall have the authorities mentioned in point B. of Article Thirty Third hereof. Consequently, the Chairman and the other members of the Board of Directors, the members of the Executive Committee, the Chairman and the Executive Vice-Presidents of the Company and other officers are not authorized to represent the Board or the Company in any controversy, arbitration or lawsuit to which the Company is a party, except as referred to at the beginning of paragraph F hereof.

ARTICLE THIRTIETH.

A. The Board of Directors shall meet at the Company’s corporate domicile or at any other place, as the Board itself may determine or as it may otherwise be necessary.

B. Board meetings may be held at any time when called by the Chairman, the Chairman of the Audit Committee, the Chairman of the Corporate Practices Committee or 25% (twenty-five percent) of the Directors or by the Secretary or Alternate Secretary. The Board shall meet at least four times in each financial year. The foregoing, regardless of the provisions set forth in Article Ninth, Section Second hereof.

C. Notices for Board meetings must be made in writing and sent by the Secretary or, in his/her absence, by any of the Alternate Secretaries to each of the Proprietary Directors with at least ten days in advance, by registered mail, private courier, telegram, telex or fax, to their domiciles or to the places which the Directors themselves have indicated in writing for this purpose. In the event that a Proprietary Director is unable to attend the meeting that is called, the corresponding alternate directors must be called by the quickest possible means in the manner hereby established or, failing that, by the Shareholders Meeting which appointed them. The notices must specify the time, date, place and Agenda of the corresponding meeting. The Company’s external auditor may be called to the Board of Directors meetings, which he/she will attend as a guest with the right to speak but without the right to vote, refraining from being present with respect to those matters on the agenda in which he/she has a conflict of interest or which may compromise his/her independence. The foregoing, with the exception of the provisions set forth in Article Ninth, Section Second hereof.

English Translation

D. When all Board of Directors proprietary members or their corresponding alternates are present and in agreement with the Agenda, it will not be necessary to exhaust the formalities for the notice. The foregoing shall not be applicable in the cases set forth in Article Ninth, Section Second hereof.

E. The Board of Directors’ meetings shall consider and adopt resolutions only in relation to the matters provided in the Agenda. Matters may be included on the Agenda at the request of any director, provided that such inclusion is unanimously approved by the directors there present.

F. In order for the Board to meet validly, at least half of the corresponding proprietary or alternate directors must be present, and their agreements and resolutions, in order to be rendered valid, must be adopted by the favorable vote of the majority of the directors there present. The foregoing, except for the provisions set forth in Article Ninth Section Second hereof, in which case the installation of such body and the resolutions adopted therein shall attend to the installation and voting quorums referred to therein.

G. Each director shall have one vote. However, the Chairman of the Board shall have a casting vote in the event of a tie.

H. The Board of Directors may adopt resolutions in lieu of a meeting by the unanimous vote of the proprietary directors or their corresponding alternates. Such resolutions shall, for all legal purposes, have the same validity as if they may have been adopted by the directors at a board of directors’ meeting, provided that they are confirmed in writing. The document evidencing each director’s written confirmation must be sent to the Chairman, Secretary or Alternate Secretary of the Board of Directors of the Company, who will transcribe the respective resolutions in the corresponding meeting minutes book, and will certify that such resolutions were adopted in accordance with the provisions set forth herein. The foregoing shall not be applicable with respect to the meetings and resolutions, if any, adopted by the Board of Directors whilst resolving the acts referred to in Article Ninth Section Second hereof, in which case such body’s meeting shall be required to be called and installed for such purpose, under the terms and subject to the provisions contained in Article Ninth Section Second hereof.

ARTICLE THIRTY-FIRST.- Minutes shall be prepared with respect to each Board meeting within the corresponding book, whereby the agreements and resolutions adopted shall be recorded and signed by the Chairman and the Secretary, or whomever is acting instead of them.

ARTICLE THIRTY-SECOND.- In the absence of an express appointment by the Shareholders Meeting, the Board of Directors, in its first Session immediately after the Shareholders Meeting which appointed its members, it shall appoint, from among its members, the Chairman and, if applicable, one or more Vice-Chairmen. The Board of Directors may also appoint the Secretary and one or two Alternate Secretaries, who may not be members of the Board of Directors.

The Chairman of the Board of Directors shall chair the sessions of the Board of Directors and, in his/her absence, they shall be chaired by the Vice-Chairmen of the Board, in the order of their appointments. In the absence of the aforementioned persons, the sessions shall be chaired by one of the members designated by the majority vote of the other attendees.

Copies or certificates of the Board meetings minutes and Shareholders Meetings minutes, as well as of the entries contained in the Company’s non-accounting books and records and, in general, of any document found in the Company’s files, may be authorized and certified by the Secretary or by the Alternate Secretary, who, in the absence of designation of other person, shall be permanent Delegates in order to appear before the Notary Public of their choosing in order to formalize the minutes of the Shareholders Meetings, of the Board of Directors’ meetings and of the Executive Committee’s meetings, as well as to grant, as delegates, the powers granted by the Board itself. Likewise, the Secretary or Alternate Secretary shall be responsible for drafting and recording, within their corresponding books, the Shareholders Meetings’ minutes, Board of Directors’ meetings minutes and of the Executive Committee’s meetings minutes, as well as issuing certificates and certifications in relation therewith and with the appointments, signatures and authorities of the Company’s officers.

English Translation

SECTION II

POWERS AND DUTIES OF THE BOARD OF DIRECTORS

ARTICLE THIRTY-THIRD.- A. Except for the legal representation delegated onto the Company’s general managers and special managers, in order to represent it in all controversies, arbitrations and lawsuits to which it is a party with the powers mentioned in point B. hereof, the board of directors shall have the broadest powers in order to enter into all agreements and carry out all acts and operations not expressly reserved by law or by the By-laws to the shareholders meeting, to manage, direct and supervise the Company’s affairs, to fulfill the Company’s corporate purpose and to legally represent the Company before any individual and judicial, criminal, civil, labor or administrative authority, whether federal, state or municipal, with such broad authority as is appropriate in law, including, without limitation, those mentioned in the following paragraphs.

1 (one). To manage the business and social assets, with broad powers of administration in accordance with article two thousand five hundred and fifty-four, second paragraph, of the Federal Civil Code and its correlatives of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic, depending on the place in which it is exercised;

2 (two). To exercise ownership acts with respect to the Company’s movable and immovable assets or of its real or personal rights, in accordance with the third paragraph of article two thousand five hundred and fifty-four of the Federal Civil Code and its correlatives of the Civil Code for the Federal District and of the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place in which it is exercised.

3 (three). To manage the Company’s business as well as its movable and immovable assets, with general powers of attorney for lawsuits and collections, with all general powers and even those special powers required by law or special clause, in accordance with the first paragraph of article two thousand five hundred and fifty-four (2,554) and two thousand five hundred and eighty-seven (2,587), except for the authority indicated in section IV of the Federal CIVIL CODE and its correlatives of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place where it is practiced, so that it shall represent the Company before any individual or legal entity, or before any class of authorities of any order and degree, whether municipal, local or federal, fiscal, judicial, civil, criminal, administrative, or of any other nature, before any class of labor boards, whether federal or local and other labor authorities, and before arbitrators and arbiters.

4 (four). File denouncements, complaints and criminal charges and grant pardons referred to in article ninety-three (93) of the Federal Criminal Code and its correlatives of the Criminal Code for the Federal District and the Criminal Codes of the other States of the Mexican Republic, depending on the place where it is so exercised, as well as to cooperate and collaborate with the Public Prosecutor’s Office, and demand reparation for the damage resulting from the crime.

5 (five). Initiate and desist from all kinds of lawsuits, challenges, incidents, appeals and ordinary or extraordinary appeals, actions and procedures whether civil, commercial, criminal, administrative, contentious and labor, including initiating the amparo trial and desist from it.

6 (six). Assign assets, settle, receive payments, present tenders, make bids and improvements in auctions, arbitrate,

7 (seven). To draw, accept, endorse, grant and guarantee, or in any other way subscribe credit instruments, pursuant to the provisions set forth in article nine (9) of the General Law of Negotiable Instrument and Credit Transactions;

8 (eight). To contract or grant loans granting or receiving the corresponding guarantees; to issue obligations with or without a specific guarantee; to accept, issue, endorse and guarantee all kinds of credit instruments and to any kind of bonds or guarantees with respect to the obligations contracted by the Company or the securities issued or accepted by third parties;

English Translation

9 (nine). Contributing movable and immovable assets to other companies and subscribe shares or acquire participations or parts of interest in other companies;

10 (ten). To cancel any registrations made within the share registry in the event of non-compliance with the provisions set forth in Article Ninth, Section Second hereof.

11 (eleven). To appoint and remove the directors, including the Chief Executive Officer, appointment or removal that must be approved by the majority of the shareholders owning Series “A” shares, general managers, special managers, managers, sub-managers, external auditors and attorneys-in-fact which are necessary for the due attention of the affairs of the Company and those of its subsidiaries, explaining to them their faculties, duties and compensations, as long as they have not been appointed by the shareholders meeting;

12 (twelve). To grant and revoke such powers as they deem appropriate, with or without a substitution right, being able to grant therein the powers that these By-laws confer on the Board of Directors, as the case may be, preserving the exercise thereof;

13 (thirteen). To decide on the acquisition or disposal of assets, the granting of guarantees or on the assumption of liabilities, for the amounts, in the cases, and subject to the exceptions provided for in the Securities Market Law.;

14 (fourteen). To authorize both the temporary acquisition of shares representing the Company’s capital stock, in accordance with these By-laws and the applicable law, and to appoint, for such purpose, the person or persons responsible for the acquisition and its subsequent placement;

15 (fifteen). To propose, negotiate and approve the terms and conditions for the establishment of programs for, and/or the issuance and placement of, promissory notes and other debt instruments at both the national and international levels; to appoint the persons in charge of carrying out their negotiation to whom general or special powers of attorney may be conferred, as well as to appoint representatives abroad for the purposes related therewith.

16 (sixteen). To open and close bank accounts on behalf of the Company, as well as to make deposits and draw against them and to appoint persons to draw against them;

17 (seventeen). Establish branches and agencies of the Company at any part of the Mexican Republic or abroad;

18 (eighteen). Formulate internal work regulations;

19 (nineteen). Execute the shareholders meeting’s resolutions, delegate its functions to one or more of the Directors, Company’s officers or attorneys-in-fact designated for this purpose, so that they may exercise them in the business or businesses and in accordance with the terms and conditions indicated by the Board itself;

20 (twenty). To determine expenditures; to approve the annual budgets of the Company, their amendments, as well as any extraordinary items;

21. (twenty-one). Formulate financial statements;

22 (twenty-two). Call meetings;

23 (twenty-three). To establish the Executive Committee, the Audit Committee and the Corporate Practices Committee, in accordance with these By-laws and to appoint and remove their members, as well as to establish such special committees or commissions, as it deems necessary, for the development of the Company’s operations, establishing the powers and obligations of such committees or commissions,the number of members and the manner in which to appointing their members, as well as the rules governing their operation, in the understanding that such committees or commissions will not have powers which, according to the Law or these By-laws, correspond exclusively to the shareholders meeting or to the Board of Directors. The foregoing is notwithstanding the fact that the Chairman or Chief Executive Officer may establish operational committees in order to resolve the Company’s day-to-day affairs.

English Translation

24 (twenty-four). To know, deliberate and resolve on the matters referred to in Article Ninth Section Second hereof in the terms and with strict compliance with what is provided therein.

25 (twenty-five). To submit to the General Shareholders Meeting, which is held on the occasion of the close of the fiscal year, the annual report of the Audit Committee, the report of the Corporate Practices Committee, the report of the General Director referred to in Article 172 (one hundred and seventy-two) of the Mexican Companies Law and the Securities Market Law, as well as such other reports, opinions and documents as may be required pursuant to and in accordance with the Securities Market Law, the Mexican Companies Law and other applicable legal provisions.

26 (twenty-six). In general, to carry out the acts and operations which are necessary or convenient for the Company’s corporate purpose as well as those that the Securities Market Law attributes or entrusts to it, except for those expressly reserved by Law or by these By-laws to the meeting or other corporate body.

The meeting may limit or regulate such powers. No member of the Board of Directors may exercise, jointly or separately, any of the powers set forth in point A. hereof, except when expressly authorized by the Board of Directors or by the Shareholders Meeting, or when otherwise provided for herein.

B. General and special managers are granted the Company’s legal representation as well as the legal representation of the Board of Directors and the Executive Committee or the other Board’s Committees, so that they may appear indistinctly before any individual or legal entity, or before any kind of authorities of any order and degree, whether municipal, local or federal, fiscal, judicial, civil, criminal, administrative, labor or of any other nature, to defend the Company’s best interests, in all controversies, arbitrations and lawsuits to which it is a party. Whilst exercising their offices, the general and special managers shall jointly or separately enjoy the following powers:

i) General power of attorney for lawsuits and collections, to be exercised jointly or separately, with all the general powers and even the special powers which according to the Law require special power or clause, in accordance with the first paragraph of Article Two Thousand Five Hundred and Fifty-Four and Article Two Thousand Five Hundred and Eighty-Seven, except for the power indicated in section V of the Federal CIVIL CODE and its correlatives articles of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place where it is exercised, so that they will be able to represent the Board of Directors, the Executive Committee and the Company before all kinds of individuals or legal entities or authorities of any order and degree, whether municipal, local or federal, fiscal, judicial, civil, criminal, administrative, labor or any other kind, and may initiate and desist from all kinds of lawsuits, actions and procedures whether civil, commercial, criminal, administrative, contentious and labor, including promoting and desisting from amparo proceedings, answering and making questions, settling, receiving payments, presenting positions, tendering and improving bids, arbitrating, attempting and pursuing lawsuits, incidents, appeals and ordinary or extraordinary appeals, recusing, filing complaints, criminal complaints and accusations and granting the pardon referred to in article ninety-three of the Federal Criminal Code, and its correlatives articles of the Criminal Code for the Federal District and the Criminal Codes of the other States of the Mexican Republic where it is exercised, to cooperate as a civil party with the Public Ministry, as well as to demand the reparation for the damage resulting from the crime, being authorized to sign as many public or private documents as may be necessary for the full fulfillment hereof.

ii) Manage the Company’s labor relations, for which reason they may enter into, terminate, amend and terminate individual and collective labor contracts, establish and modify labor conditions, issue internal labor regulations, and, in general, appear before individuals and all labor authorities, especially those listed in article five hundred and twenty-three (523) of the Federal Labor Law, as well as before the Institute of the National Housing Fund for Workers (Instituto del Fondo Nacional de la Vivienda para los Trabajadores) (INFONAVIT for its Spanish acronym), the Mexican Social Security Institute (Instituto Mexicano del Seguro Social) (IMSS for its Spanish acronym) and the Fund for the Promotion and Guarantee of Expenditures by Workers (Fondo de Fomento y Garantía para el Consumo de los Trabajadores) (FONACOT for its Spanish acronym), in order to carry out all the necessary steps and formalities for the solution of the matters offered to the Company, with respect to which they will appear in their capacity as representatives in accordance with article eleven (11) of the Federal Labor Law, which expressly provides that: “The directors, administrators, managers and other persons exercising management functions in the company or establishment, will be considered employer’s representatives and as such oblige it in its relations with the workers”. Consequently, in relation therewith, they may exercise the aforementioned powers, that is, appear as directors and, therefore, as Company’s representatives, in accordance with articles eleven (11), six hundred and ninety-two (692), second fraction, seven hundred and eighty-six (786) and eight hundred and seventy-six (876) of the Federal Labor Law, as well as to appear at the conciliation hearings in which the Company is cited by the Labor Boards, with all the general powers and even the special powers required by law or special clause.

English Translation

(iii). To appear indistinctly on behalf of the Board of Directors, the Executive Committee and the Company in conciliation proceedings before the Federal Consumer Protection Agency (Procuraduría Federal del Consumidor) and its delegations within the Mexican Republic, considering them duly empowered for such purpose, being able to carry out all types of formalities and proceedings in relation to matters in which the Company has an interest, being authorized to sign any corresponding act or document.

(iv). General power for acts of administration, in accordance with the second paragraph of article two thousand five hundred and fifty-four of the Federal Civil Code, and its correlative articles in the Civil Code for the Federal District and in the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place in which it is exercised, with all the general powers and even the special powers that according to the Law require special power or clause, in order to exercise it jointly or separately.

General managers shall be individually authorized in order to grant general or special powers within the powers vested in them, retaining their exercise and revoking them, in accordance with articles Two Thousand Five Hundred and Seventy-Four (2,574) and Two Thousand Five Hundred and Ninety-Three (2,593) of the Civil Code in force for the Federal District and its correlative articles of the place where it is exercised.

C. Duties, Liability and Limitations of Liability of the Directors.

1 (one). Duty of Diligence. The Board of Directors’ members must act in accordance with the duty of diligence provided in the Securities Market Law.

2 (two). Duty of Loyalty. The Board of Directors’ members and its secretary must act in accordance with the duty of loyalty contemplated by the Securities Market Law.

3 (three). Liability Action. The liability resulting from the violation of the duty of diligence or the duty of loyalty shall be act exclusively in favor of the Company or of the legal entity controlled by it and may be exercised by the Company or by the shareholders who, individually or jointly, hold shares, whether common or with limited voting rights, restricted or without voting rights, representing five percent (5%) or more of the capital stock. The corresponding claimant may only settle in court the amount of the indemnity for damages in case the Board of Directors has approved the terms and conditions of the corresponding judicial agreement.

4 (four). Excluding Liability. The Board of Directors’ members shall not be liable for any damages caused onto the Company or to the legal entities controlled by it, when the corresponding director acts in good faith and any liability exclusion is updated in accordance with the provisions set forth in the Securities Market Law and other applicable legislation.

English Translation

SECTION III

THE EXECUTIVE COMMITTEE

ARTICLE THIRTY-FOURTH.

A. The Company may have an Executive Committee comprised by the number of proprietary or alternate members of the Board of Directors of the Company or by any other persons who are not directors, which are indistinctly appointed by the Company’s Board of Directors or by the Chairman or Chief Executive Officer. The persons appointed to this Executive Committee shall form a collegiate body delegated by the Board. If this power is exercised by both the Company’s Board of Directors and the Chairman or Chief Executive Officer, the appointments made by the latter shall prevail.

B. The Board of Directors and the Company’s Chairman or Chief Executive Officer may appoint an alternate member for each proprietary member of the Executive Committee they may have appointed. The alternate members shall take office in the absence of the proprietary members for who they may have been expressly appointed. If the Company’s Board of Directors or the Chairman or Chief Executive Officer, at the time of their appointment, have not indicated a special order for this purpose, the alternates shall be called in the order in which they may have been appointed.

C. The Executive Committee’s members shall hold office for one year, unless they are relieved of their duties by resolution of the Company’s Board of Directors or by the Chairman or Chief Executive Officer, but, in any case, they shall continue in office until the persons appointed to replace them take office; they may be re-elected and shall receive such remuneration as the Board of Directors or, as the case may be, the Company’s Chairman or Chief Executive Officer may determine.

D. When appointing the members of the Company’s Executive Committee, the Board of Directors or the President or Chief Executive Officer, they shall appoint, from among them, the Chairman and, where appropriate, one or more Vice-Chairmen of the Executive Committee.

E. The positions of the Executive Committee’s Secretary and Alternate Secretaries shall be held by the same persons occupying such positions at the Board of Directors.

F. When the Chairman and the Secretary are absent, they shall be replaced respectively by the Vice-Chairmen, in the order of their appointment, and by the Assistant Secretary, respectively, and, if these are also absent, the other members of the Committee shall appoint those who must replace the proprietary members.

G. The Committee’s Chairman shall have a very broad general power of attorney for lawsuits and collections and for acts of administration, with all the general powers and even the special powers required by law or special clause, in accordance with the first two paragraphs of article two thousand five hundred and fifty-four and two thousand five hundred and eighty-seven of the Federal Civil Code, and its correlative articles of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place where it is exercised. It shall also hold general power of attorney for acts of ownership, in accordance with the provisions set forth in the third paragraph of article two thousand five hundred and fifty-four of the Federal Civil Code and its correlative articles of the Civil Code for the Federal District and of the Civil Codes of the other States of the Mexican Republic or abroad in which it is exercised, and in order to draw, accept, endorse, grant and guarantee, or in any other manner subscribe credit instruments, in accordance with the provisions set forth in article nine of the General Law of Credit Instruments and Transactions.

H. The Executive Committee shall meet at the Chairman’s request, any of the Vice-Chairmen, the Secretary, the Alternate Secretary or any two of the Executive Committee’s members, with five days notice given to the other members of the Executive Committee. The Company’s external auditor may be called to the Executive Committee’s meetings, who shall attend with a voice but no vote. The notice must be sent by mail, private courier, telegram, telefax, messenger or any other means ensuring that the Committee’s members receive it, at least five days prior to the date of the meeting.

English Translation

I. The notice shall specify the time, date, place and the corresponding Agenda for the meeting which shall be signed by the person making it. A notice will not be necessary when all of the Executive Committee’s members meet.

J. For the Executive Committee’s meetings to be considered legally installed, the attendance of at least the majority of its members shall be required. The resolutions of the Executive Committee shall be approved by the favorable vote of the majority of its members present at each meeting.

K. The Executive Committee may adopt resolutions in lieu of a meeting by the unanimous vote of the proprietary members or their respective alternates. Such resolutions shall, for all legal effects, have the same validity as if they may have been adopted by the members gathered at a committee’s meeting, provided that they are confirmed in writing. The document evidencing the written confirmation of each member shall be sent to the Chairman, Secretary or Alternate Secretary of the Executive Committee of the Company, whom shall transcribe the respective resolutions in the corresponding book of minutes, and shall certify that such resolutions were adopted in accordance with the provisions set forth herein.

L. The Executive Committee shall hold the powers granted to the Board of Directors in paragraph A. of Article Thirty Third hereof, except for those indicated in numerals Thirteen, Fourteen, Twenty (in this case, unless the shareholders meeting may have empowered the Executive Committee in order to execute the resolutions adopted at the shareholders meeting itself), Twenty-two, Twenty-three, Twenty-four, Twenty-five, Twenty-six, as well as those expressly reserved to the Board of Directors or other Committee by the applicable law. Likewise, the Executive Committee is empowered to create Special Committees and to appoint the persons whom must integrate them, indicating their authorities, duties and remunerations.

M. The Executive Committee shall not engage in any of the activities reserved by the Securities Market Law and other applicable laws, or by these By-laws, to the Shareholders Meeting, to the Board of Directors, to any other Committee or to the Chairman or Chief Executive Officer. The Executive Committee may not, in turn, delegate all its powers to any person but may grant general and special powers when it deems it appropriate as well as to indicate the persons whom must carry out its resolutions. In the absence of such indication, the Chairman, the Vice Chairman(en), the Secretary and the Alternate Secretary shall be empowered to jointly (any two of them) carry them out.

N. The Executive Committee must inform the Board of Directors, through its Chairman, of the resolutions it adopts when, in the Committee’s opinion, relevant events or acts for the Company arise.

O. Minutes shall be prepared with respect to each Executive Committee’s meeting and shall be transcribed in a special book; the resolutions adopted shall be recorded in the minutes, signed by those acting as Chairman and Secretary.

SECTION IV

THE COMPANY’S CHAIRMAN OR CHIEF EXECUTIVE OFFICER

ARTICLE THIRTY-FIFTH.- The Company shall have a Chairman or Chief Executive Officer, who shall be appointed by the Board of Directors. This appointment must be approved or ratified by a majority vote of the holders of Series “A” shares represented at the corresponding General Shareholders Meeting.

The functions pertaining to management, conduction and execution of the Company’s business and that of the legal entities controlled by the Company shall be the Chairman’s or Chief Executive Officer’s responsibility in accordance with the provisions set forth in the Securities Market Law, subject to the strategies, policies and guidelines approved by the Board of Directors.

The Chairman or Chief Executive Officer, for the exercise of his/her functions and activities, as well as for the due fulfillment of his/her obligations, will be assisted by the corresponding directors appointed for such purpose and by any employee of the Company or by the legal entities controlled by the Company.

The Company’s Chairman or Chief Executive Officer, by the mere fact of his or her appointment, shall be the Company’s main executive and, in addition to the powers corresponding to him or her under applicable law, shall have the following powers:

English Translation

A) To execute the resolutions and measures issued by the Shareholders Meetings, by the Board of Directors and by the Executive Committee.

B) Appoint and remove the Company’s Vice Presidents, as well as other officers, employees, external auditors and attorneys-in-fact which may be necessary for the due attention to the affairs of the Company and those pertaining to its subsidiaries, indicating their powers, duties and remunerations.

C) To manage business and social assets, with broad power of administration in the terms of article two thousand five hundred and fifty-four, second paragraph, of the Federal Civil Code, and its correlative articles of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place in which it is exercised.

D) Manage the Company’s business and the movable and immovable property thereof, with general power of attorney for lawsuits and collections, with all general powers and even the special powers required by law or special clause, in accordance with the first paragraph of article two thousand five hundred and fifty-four and two thousand five hundred and eighty-seven of the Federal Civil Code, and its correlative articles of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place where it is exercised, so it shall represent the Company before any natural or legal person, or before any class of authorities of any order and degree, whether municipal, local or federal, fiscal, judicial, civil, criminal, administrative or of any other nature, before all kinds of labor boards, whether federal or local and other labor authorities, and before arbitrators and arbiters.

E) File denouncements, complaints and criminal charges and grant the pardon referred to in article ninety-three of the Federal Criminal Code and its correlative articles of the Criminal Code for the Federal District, and the other states of the Mexican Republic where it is exercised, cooperate as a civil party with the Public Prosecutor’s Office, as well as demand reparation for the damage resulting from the crime.

F) Attempt and desist from all kinds of trials, challenges, incidents, appeals and ordinary or extraordinary appeals, actions and procedures, whether civil, commercial, criminal, administrative, contentious and labor, including promoting the amparo trial and desist from it.

G) Subject to the terms and conditions established by the Board of Directors, it shall also have general power for acts of ownership, in the terms of the third paragraph of article two thousand five hundred and fifty-four of the Federal Civil Code, and its correlative articles of the Civil Code for the Federal District and the Civil Codes of the other States of the Mexican Republic or abroad, depending on the place where it is exercised.

H) To draw, accept, endorse, grant and guarantee, or in any other manner subscribe credit instruments, in accordance with the provisions of article nine of the General Law of Credit Instruments and Transactions.

I) It shall be empowered to the Company appoint attorneys-in-fact, granting them the powers it deems pertinent, within the sphere corresponding to it, and may revoke the powers it has granted.

J) To open and cancel bank accounts in the name of the Company, as well as to make deposits and draw against them and to appoint persons to draw against them.

K) To appoint attorneys-in-fact in order to attend the company’s Shareholders Meetings in whose capital this Company participates and in order to vote on the matters for which they were called.

L) To appoint the members of the Company’s Executive Committee.

M) The creation of Special Committees and the appointment of the persons which must integrate them, indicating their powers, duties and remunerations.

The Chairman or Chief Executive Officer shall likewise have the functions and duties provided for in the Securities Market Law.

English Translation

CHAPTER VI

THE COMPANY’S SURVEILLANCE

ARTICLE THIRTY-SIXTH.- The surveillance of the management, conduction and execution of the Company’s business as well as that of the legal entities controlled by the Company shall be responsibility of the Board of Directors through the Corporate Practices Committee and the Audit Committee, as well as through the legal entity that carries out the Company’s external audit.

The Company will have a Corporate Practices Committee and an Audit Committee, in accordance with the provisions set forth in the Securities Market Law and other applicable legal provisions. The auditing and corporate practices functions may be carried out by a single Committee.

The Corporate Practices Committee and the Audit Committee, in accordance with the provisions set forth in the applicable law, shall have the following functions:

1 (one). Corporate Practices Committee. The Corporate Practices Committee shall have the functions referred to in the Securities Market Law, the general provisions issued for this purpose by the National Banking and Securities Commission and other applicable legal provisions, as well as those determined by the Shareholders Meeting or by the Board of Directors. It shall also perform all those functions with respect to which it must submit a report in accordance with the provisions set forth in the Securities Market Law.

2 (two). Audit Committee. The Audit Committee shall have the functions referred to in the Securities Market Law, the general provisions issued for this purpose by the National Banking and Securities Commission and other applicable legal provisions, as well as those determined by the Shareholders Meeting or by the Board of Directors. It shall also perform all those functions with respect to which it must submit a report in accordance with the provisions of the Securities Market Law.

ARTICLE THIRTY-SEVENTH.- The members of the Board of Directors, the members of the Executive Committee, of the Audit Committee or of the Corporate Practices Committee, the Secretaries, or the corresponding alternates of all of the foregoing, shall have no obligation whatsoever in order to provide guarantees so as to ensure the fulfillment of the responsibilities in which they may incur during the performance of their offices, unless the Shareholders Meeting appointing them establishes such obligation.

CHAPTER VII

FINANCIAL YEAR AND FINANCIAL INFORMATION

ARTICLE THIRTY-EIGHTH.- The Company’s fiscal year will coincide with the calendar year. In the event that the Company goes into liquidation or is merged, its fiscal year will conclude in advance on the date on which it goes into liquidation or merges and it will be considered that a fiscal year exists during all the time in which the Company is under liquidation, the latter must coincide with what the applicable fiscal laws establish for this purpose.

ARTICLE THIRTY-NINTH.- Within four months following each fiscal year’s closing, the Board of Directors and the Chairman or Chief Executive Officer shall prepare, in accordance with the provisions of the Securities Market Law, at least the following information:

a) The report referred to in article 172 (one hundred and seventy-two) paragraph b) of the Mexican Companies Law.

b) The report on the operations and activities in which the Board of Directors has intervened pursuant to the provisions set forth in the Securities Market Law.

c) The report referred to in article 172 (one hundred and seventy-two) of the Mexican Companies Law, except as provided in paragraph b) thereof.

English Translation

d) Any other reports, opinions and documents required pursuant to the provisions contained in the Securities Market Law and the Mexican Companies Law.

CHAPTER VIII

PROFITS AND LOSSES

ARTICLE FOURTIETH.- The following applications shall be made with respect to the net profits corresponding to each fiscal year shown in the financial statements, once the necessary amounts have been deducted: (i) make payments or provisions in order to pay the corresponding taxes; (ii) such separations as may be required by law; (iii) where applicable, amortization of losses from previous financial years; and (iv) payments which may have been made from general expenses of the financial year in order to remunerate the Board of Directors’ members and the Chief Executive Officer:

1 (one). Five percent in order to constitute, increase or, as the case may be, replenish the reserve fund, until such fund is equivalent to twenty percent of the paid-in capital stock.

2 (two). The amounts which the Shareholders Meeting agrees to allocate for creations or increases of general or special reserves, including, where appropriate, the reserve for the acquisition of own shares or securities representing them, referred to in Article Eighth hereof.

3 (three). From the carry over, the sum which is necessary in order to cover the shareholders’ dividends, if any, declared by resolution of the Shareholders Meeting and in accordance with Article Seventh hereof, shall be taken.

4 (four). The surplus, if any, shall remain at the Shareholders Meeting’s disposal, or at the disposal of the Board of Directors, in case of the latter, if so authorized by the Shareholders Meeting itself. The Shareholders Meeting may provide the surplus with the application it deems appropriate for the interests of the company and those of its shareholders.

5 (five). In the case of capitalization of the total equity’s accounts, all shareholders shall be entitled to the proportional part corresponding to such accounts, for which purpose they shall receive shares of the class or series determined by the shareholders meeting.

ARTICLE FORTY-FIRST.- Losses, if any, shall be borne by all shareholders in proportion to the number of their shares, without their liability exceeding the amount of their contributions.

CHAPTER IX

DISSOLUTION AND LIQUIDATION

ARTICLE FORTY-SECOND.- The company shall be dissolved in any of the cases provided for in article two hundred and twenty-nine of the Mexican Companies Law.

ARTICLE FORTY-THIRD.- Once the Company has been dissolved, it shall be placed into liquidation. The Extraordinary Shareholders Meeting shall appoint one or more liquidators, owners being able to appoint the corresponding alternates, if so desired, whom shall have the powers determined by law or by the Shareholders Meeting appointing them.

ARTICLE FORTY-FOURTH.- Once the Company has been dissolved, it shall be placed into liquidation, which shall be the responsibility of one or more liquidators. In order to adopt valid resolutions with respect to the appointment and/or removal of the liquidator or liquidators, the favorable vote of the majority of the Series “A” shares represented at the corresponding General Extraordinary Shareholders Meeting shall be necessary. The liquidator or liquidators appointed pursuant to the provisions set forth herein and in the Mexican Companies Law shall carry out the liquidation in accordance with the bases, if any, determined by the Shareholders Meeting and, failing that, in accordance with the following provisions and contained in the corresponding chapter of the Mexican Companies Law itself:

English Translation

a). They shall conclude business as they see fit;

b). They will cover the credits and pay the debts by disposing of the Company’s assets which require to be sold for this purpose;

c). Prepare the Final Liquidation Balance; and

d). Once the Final Liquidation Balance is approved, they will distribute the distributable liquid asset as follows:

d.1 (d point one). The shareholders holding the Series “D” shares will be paid the cumulative preferential dividend equivalent to five percent of the theoretical value of the shares corresponding to them which may have not been covered, as indicated, before distributing the distributable carryover.

d.2 (d point two). Subsequently, once the dividend referred to in paragraph d.1 (d point one) above has been paid, the shareholders holding Series “D” shares shall be paid a reimbursement per share equivalent to their theoretical value consisting of 0.00683551495 (zero point zero zero six eight three five five one four nine five) pesos, National Currency per share.

d.3 (d point three). Once the concepts referred to in points d.1 (d point one) and d.2 (d point two) above have been paid, a payment per share will be made to each of the shareholders holding Series “A”, “B” and “L” shares, equivalent to that which may have been received by each of the shareholders holding Series “D” shares, in accordance with those two previous paragraphs.

d.4 (d point four). The remainder shall be equally distributed among all the shareholders and in proportion to the number of shares (held by each of them) and their amount exhibited.

In case of a disagreement between the liquidators, the Audit Committee shall call a Shareholders Meeting in order to resolve any conflicting issues.

ARTICLE FORTY-FIFTH.- During the liquidation, the Shareholders Meeting will meet in the manner provided for herein, it or the liquidators will carry out functions equivalent to those corresponding to the Board of Directors during the Company ordinary course of business, and the Audit and Corporate Practices Committees will continue performing, with respect to the liquidator or liquidators, the functions, that during the validity of the corporate agreement, they perform with respect to the Board of Directors.

CHAPTER X

JURISDICTION AND COMPETENCE

ARTICLE FORTY-SIXTH.- For the interpretation and compliance of these By-laws, the shareholders expressly submit themselves to the jurisdiction of the competent federal courts of Mexico City, Federal District, for which reason they waive any other jurisdiction which may correspond to them due to their domicile.

CHAPTER XI

SPECIAL PROVISIONS

ARTICLE FORTY-SEVENTH.- In the event of cancellation of the shares’ registration representing the Company’s capital stock or of securities representing them from the National Securities Registry, the provisions of Article 108 (one hundred and eight) of the Securities Market Law and other applicable provisions must be complied with and the persons referred to in such article shall be subject to the provisions thereof.

In the event that the Company requests the cancellation of the shares’ registration in the National Securities Registry, in accordance with the provisions of article 108 (one hundred and eight), section II of the Securities Market Law, it shall be exempt from carrying out the public offering referred to in such legal provision, provided that it accredits the National Banking and Securities Commission having the consent on behalf of the shareholders representing at least 95% (ninety-five percent) of the Company’s capital stock, granted by means of a meeting resolution; that the offered amount for shares placed among the general investing public amount to less than 300,000 (three hundred thousand) investment units, and to incorporate the trust referred to in the last paragraph of section II above, as well as to notify the cancellation and constitution of such trust through the stock exchange’s applicable electronic information system.

English Translation

ARTICLE FORTY-EIGHTH.- The provisions contained in the Securities Market Law, the Mexican Companies Law and other applicable legal provisions shall apply to all matters not provided for herein.